      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2003
                                                   REGISTRATION NO. 333-
                 333-     -01
                 333-     -02
                 333-     -03
                 333-     -04
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                               APACHE CORPORATION
                                 APACHE TRUST I
                                APACHE TRUST II
                        APACHE FINANCE AUSTRALIA PTY LTD
                               (ACN 104 261 261)
                      APACHE FINANCE CANADA II CORPORATION
  (Exact name of each registrant as specified in its charter or certificate of trust)

                            DELAWARE                                                 NO. 41-0747868
                            DELAWARE                                                 NO. 76-6159546
                            DELAWARE                                                 NO. 76-6159545
                  AUSTRALIAN CAPITAL TERRITORY                                       NO. 98-0397057
                          NOVA SCOTIA                                                NO. 98-0397056
        (State or other jurisdiction of incorporation or                (I.R.S. Employer Identification Numbers)
                         organization)
                      ONE POST OAK CENTRAL                                            ERIC L. HARRY
               2000 POST OAK BOULEVARD, SUITE 100                          2000 POST OAK BOULEVARD, SUITE 100
                   HOUSTON, TEXAS 77056-4400                                    HOUSTON, TEXAS 77056-4400
                         (713) 296-6000                                              (713) 296-6000
      (Address, including zip code, and telephone number,       (Name, address, including zip code, and telephone number,
                           including                                   including area code, of agent for service)
    area code, of registrant's principal executive offices)

                             ---------------------

                                   COPIES TO:

               RALPH K. MILLER, JR.                       CRAIG E. CHAPMAN
  CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN  SIDLEY AUSTIN BROWN & WOOD LLP
           1200 SMITH STREET, SUITE 1400                 787 SEVENTH AVENUE
             HOUSTON, TEXAS 77002-4310                NEW YORK, NEW YORK 10019

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                (See next page)
                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

--------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
          SECURITIES TO BE REGISTERED(1)             REGISTERED(2)(3)    PER UNIT(3)(4)      PRICE(3)(4)(5)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
 APACHE CORPORATION:
 Common Stock and Related Rights, Preferred Stock,
 Depositary Shares, Common Stock Purchase
 Contracts, Common Stock Purchase Units, Debt
 Securities and Guarantees of Trust Preferred
 Securities of Apache Trust I and Apache Trust II
 and Debt Securities of Apache Finance Australia
 Pty Ltd and Apache Finance Canada II
 Corporation(6)(7).................................
--------------------------------------------
 APACHE TRUST I AND APACHE TRUST II:
 Trust Preferred Securities........................
--------------------------------------------------------------------------------------------------------------------------------
 APACHE FINANCE AUSTRALIA PTY LTD AND APACHE
 FINANCE CANADA II CORPORATION: Debt Securities....
--------------------------------------------------------------------------------------------------------------------------------
 Total.............................................                                         $1,500,000,000        $121,350(8)
--------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers trust preferred securities, debt securities, including any guarantee of Apache Corporation of such trust preferred and debt securities, depositary shares, preferred stock, common stock purchase contracts, common stock purchase units and common stock and related rights that may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) In no event will the aggregate initial offering price of common stock and related rights, preferred stock, depositary shares, debt securities, common stock purchase contracts, common stock purchase units and trust preferred securities issued under this registration statement exceed $1,500,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies.

(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4) The proposed maximum offering price per unit will be determined from time to time by Apache in connection with, and at the time of, the issuance by Apache and/or Apache Trust I, Apache Trust II, Apache Finance Australia Pty Ltd and Apache Finance Canada II Corporation of the securities registered hereunder.

(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(6) Debt securities may be issued and sold directly to investors or to Apache Trust I or Apache Trust II in connection with the issuance of trust preferred securities by Apache Trust I or Apache Trust II, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution and liquidation of Apache Trust I or Apache Trust II or otherwise. No separate consideration will be received for the debt securities of Apache so distributed by or on behalf of Apache Trust I or Apache Trust II.

(7) Apache is also registering under this registration statement all other obligations that it may have with respect to trust preferred securities issued by the Apache Trusts. No separate consideration will be received for any guarantee or any other such obligations.

(8) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the amount of the registration fee payable hereunder has been offset by (i) $81,542 of filing fees paid in respect of $293,320,000 of unsold securities previously registered under the Registration Statement on Form S-3 (No. 333-75633) of Apache Corporation filed with the Securities and Exchange Commission (the "Commission") on April 2, 1999, (ii) $27,800 of filing fees paid in respect of $100,000,000 of unsold securities previously registered under the Registration Statement on Form S-3 (No. 333-90147 and No. 333-90147-01) of Apache Corporation and Apache Finance Canada Corporation (an indirect wholly-owned subsidiary of Apache Corporation) filed with the Commission on November 2, 1999 and deregistered on December 23, 2002 and
    (iii) $52 of filing fees paid in respect of $200,000 of unsold securities previously registered under the Registration Statement on Form S-3 (No. 333-32580, No. 333-32580-01 and No. 333-32580-02) of Apache Corporation,
    Apache Trust I and Apache Trust II filed with the Commission on March 15, 2000. Filing fees of $109,394 payable hereunder have been offset pursuant to Rule 457(p). The amount of the filing fee for securities to be registered hereunder pursuant to such offset has been recalculated based upon the current fee rate of $80.90 per million. A filing fee of $11,956 relating to securities being registered hereunder and not relating to the Rule 457(p) offset is being paid herewith.

                             ---------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE SECURITIES AND EXCHANGE COMMISSION DECLARES THE REGISTRATION STATEMENT EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

                   SUBJECT TO COMPLETION, DATED MAY 23, 2003.

PROSPECTUS

                                 $1,500,000,000

                                      LOGO

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                        COMMON STOCK PURCHASE CONTRACTS
                          COMMON STOCK PURCHASE UNITS

                                 APACHE TRUST I
                                APACHE TRUST II

                           TRUST PREFERRED SECURITIES
                                 GUARANTEED BY
                               APACHE CORPORATION

                        APACHE FINANCE AUSTRALIA PTY LTD
                               (ACN 104 261 261)

                      APACHE FINANCE CANADA II CORPORATION

                                DEBT SECURITIES
                                 GUARANTEED BY
                               APACHE CORPORATION
                             ---------------------
    By this prospectus, Apache Corporation may from time to time offer common stock and related rights, preferred stock, depositary shares, contracts to purchase shares of common stock, common stock purchase units, senior debt securities and/or subordinated debt securities, each of the Apache Trusts may from time to time offer its trust preferred securities guaranteed by us and each of Apache Finance Australia Pty Ltd and Apache Finance Canada II Corporation may from time to time offer its debt securities guaranteed by us.

    This prospectus provides a general description of the securities Apache, the Apache Trusts, Apache Australia and Apache Canada may offer. Supplements to this prospectus will describe the specific terms of the securities that Apache, the Apache Trusts, Apache Australia and/or Apache Canada actually offer. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

    Apache Corporation's common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "APA."

    Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and any information under the heading "Where You Can Find More Information."

    Apache, the Apache Trusts, Apache Australia and Apache Canada may sell these securities to or through underwriters, to other purchasers and/or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.
                             ---------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                   This prospectus is dated           , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Oil and Gas Terms...........................................    3
Where You Can Find More Information.........................    3
Cautionary Statements Regarding Forward-Looking
  Statements................................................    4
Apache Corporation..........................................    5
Apache Trusts...............................................    5
Apache Finance Australia Pty Ltd............................    6
Apache Finance Canada II Corporation........................    7
Ratios of Earnings to Fixed Charges and to Combined Fixed
  Charges and Preferred Stock Dividends.....................    7
Use of Proceeds.............................................    7
The Securities Apache, the Apache Trusts, Apache Finance
  Australia Pty Ltd and Apache Finance Canada II Corporation
  Limited May Offer.........................................    8
Description of Apache Corporation Capital Stock.............    8
Description of Depositary Shares............................   14
Description of Apache Corporation Debt Securities...........   17
Description of Trust Preferred Securities...................   32
Description of Trust Preferred Securities Guarantees........   38
Description of Common Stock Purchase Contracts and Units....   41
Description of Apache Finance Australia Pty Ltd and Apache
  Canada Finance II Corporation Debt Securities and Apache
  Corporation Guarantee.....................................   42
Book-Entry Securities.......................................   63
Plan of Distribution........................................   65
Legal Matters...............................................   66
Experts.....................................................   66

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Apache, the Apache Trusts, Apache Australia and Apache Canada filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, Apache, the Apache Trusts, Apache Australia and/or Apache Canada may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $1,500,000,000 including the U.S. dollar equivalent of non-U.S. dollar offerings. This prospectus provides you with a general description of the securities Apache, the Apache Trusts, Apache Australia and Apache Canada may offer. Each time Apache, the Apache Trusts, Apache Australia and Apache Canada offer to sell securities, Apache, the Apache Trusts, Apache Australia and/or Apache Canada will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under the heading "Where You Can Find More Information."

     In this prospectus, "Apache," "we," "us," and "our" mean Apache Corporation, "Apache Australia" means Apache Finance Australia Pty Ltd and "Apache Canada" means Apache Canada Finance II Corporation. Unless otherwise stated, the dollar amounts contained in this prospectus and any accompanying prospectus supplement are presented in U.S. dollars.

                               OIL AND GAS TERMS

When describing natural gas:                   Mcf            = thousand cubic feet
                                               MMbtu          = million British thermal units
                                               MMcf           = million cubic feet
                                               Bcf            = billion cubic feet
When describing oil:                           Bbl            = barrel
                                               Mbbls          = thousand barrels
                                               MMbbls         = million barrels
When comparing natural gas to oil:             6 Mcf of gas   = 1 bbl of oil equivalent
                                               Boe            = barrel of oil equivalent
                                               Mboe           = thousand barrels of oil equivalent
                                               MMboe          = million barrels of oil equivalent

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock has been listed and traded on the New York Stock Exchange since 1969 and the Chicago Stock Exchange since 1960. Accordingly, you may inspect the information we file with the Securities and Exchange Commission at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the Chicago Stock Exchange, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Until we sell all of the securities covered by this prospectus, or after the date of this initial registration statement to the date of effectiveness of this registration statement, we incorporate by reference the documents filed by us listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed not be filed):

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     - Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
       2003;

     - Current Report on Form 8-K, filed May 16, 2003;

     - Current Report on Form 8-K, filed April 17, 2003;

     - Current Report on Form 8-K, filed January 16, 2003; and

     - Current Report on Form 8-K, filed January 13, 2003.

     Each of these documents is available from the Securities and Exchange Commission's web site and public reference rooms described above. Through our website, http://www.apachecorp.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning Cheri L. Peper, Corporate Secretary, at our principal executive office, which is:

                             Apache Corporation
                             2000 Post Oak Boulevard, Suite 100
                             Houston, Texas 77056-4400
                             (713) 296-6000.

     There are no separate financial statements of the Apache Trusts, Apache Australia or Apache Canada in this prospectus. We do not believe these financial statements would be helpful because:

     - the Apache Trusts, Apache Australia and Apache Canada are wholly-owned subsidiaries of Apache, which files consolidated financial information under the Securities Exchange Act of 1934;

     - the Apache Trusts will not have any independent operations other than issuing trust preferred securities and trust common securities, purchasing debt securities of all or any of Apache, Apache Australia and Apache Canada, and other necessary or incidental activities as described in this prospectus;

     - Apache Australia and Apache Canada will not have any independent operations other than issuing their debt securities and other necessary or incidental activities as described in this prospectus;

     - Apache guarantees the trust preferred securities of the Apache Trusts and the debt securities of Apache Australia and Apache Canada.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The information on our web site is not incorporated by reference into this prospectus. Neither Apache, the Apache Trusts, Apache Australia nor Apache Canada has authorized anyone to provide you with different information.

     Neither Apache nor the Apache Trusts, Apache Australia or Apache Canada is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date of those documents.

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, without limitation, those relating to our future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements.

     Words such as "expect," "anticipate," "estimate," "intend," "plan," "believe" and similar expressions are intended to identify forward-looking statements.

     Although we believe our expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others:

     - the market prices of oil and gas;

     - uncertainty of drilling results, reserve estimates and reserve replacement;

     - operating uncertainties and hazards;

     - economic and competitive conditions;

     - natural disasters and other changes in business conditions;

     - inflation rates;

     - legislative and regulatory changes;

     - financial market conditions;

     - accuracy, completeness and veracity of information received from third parties;

     - wars and acts of terrorism or sabotage;

     - political and economic uncertainties of foreign governments; and

     - future business decisions.

     In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements might not occur. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

                               APACHE CORPORATION

     Apache Corporation is a Delaware corporation formed in 1954 that, directly or through subsidiaries, explores for, acquires and develops oil and gas reserves and produces natural gas, crude oil, condensate and natural gas liquids. In North America, our exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast and the Western Sedimentary Basin of Canada. Outside of North America, we have exploration and production interests in the UK North Sea, offshore Western Australia, offshore and onshore Egypt, offshore The People's Republic of China and onshore Argentina, and exploration interests in Poland.

     We hold interests in many of our U.S., Canadian and international properties through operating subsidiaries, such as Apache Canada Ltd., DEK Energy Company -- formerly known as DEKALB Energy Company, Apache Energy
Limited -- formerly known as Hadson Energy Limited, Apache International, Inc. and Apache Overseas, Inc. The properties referred to in this prospectus, in any prospectus supplement or in any other document incorporated by reference in this prospectus may be held by our subsidiaries. We treat all operations as one line of business.

                                 APACHE TRUSTS

     We created Apache Trust I and Apache Trust II in 2000, each of which is a Delaware statutory trust, pursuant to trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Apache Trusts, referred to in this prospectus as the "trust agreements," which will state the terms and conditions of the trust preferred securities and the trust common securities that each Apache Trust issues. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part.

     The Apache Trusts exist solely to:

     - issue and sell their trust preferred securities and trust common securities;

     - use the proceeds from the sale of their trust preferred securities and trust common securities to purchase debt securities of Apache, Apache Australia and/or Apache Canada; and

     - engage in other activities that are necessary or incidental to the above purposes.

     We, Apache Australia or Apache Canada will hold directly or indirectly all of the trust common securities of each of the Apache Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Apache Trust's total capitalization. The trust preferred securities will represent the remaining percentage of each Apache Trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. If, however, we, Apache Australia or Apache Canada, as the case may be, default on the debt securities owned by an Apache Trust, we default on our guarantee of the Apache Australia or Apache Canada debt securities, as the case may be, owned by an Apache Trust, or another event of default under the trust agreement occurs, then, so long as the default continues, cash distributions and liquidation, redemption and other amounts payable or deliverable on the securities of that trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust.

     The Apache Trusts may not borrow money, issue debt, execute mortgages or pledge any of their assets.

     The trust preferred securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, the following four trustees will conduct each Apache Trust's business and affairs:

     - JPMorgan Chase Bank, a New York banking corporation, as property trustee;

     - Chase Manhattan Bank USA, a national banking association, as Delaware trustee; and

     - two of our officers, as administrative trustees.

     Only we, Apache Australia or Apache Canada, as the case may be, as direct or indirect owner of the trust common securities, can remove or replace the administrative trustees. In addition, we, Apache Australia or Apache Canada, as the case may be, can increase or decrease the number of administrative trustees. Also, we, Apache Australia or Apache Canada, as the case may be, as direct or indirect holder of the trust common securities, will generally have the sole right to remove or replace the property and Delaware trustees. If, however, we, Apache Australia or Apache Canada default on the debt securities owned by an Apache Trust, we default on our guarantee of the Apache Australia or Apache Canada debt securities, as the case may be, owned by an Apache Trust, or another event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities of that trust may remove and replace the property and Delaware trustees for that trust.

     We will pay all fees and expenses related to the Apache Trusts and the offering of the trust preferred securities. We, Apache Australia or Apache Canada will also pay all ongoing costs and expenses of the Apache Trusts, except each trust's obligations under the trust preferred securities and the trust common securities.

                        APACHE FINANCE AUSTRALIA PTY LTD

     Apache Australia is a proprietary company with limited liability organized in March 2003 under the laws of the Australian Capital Territory, Australia. Apache Australia is our indirect wholly-owned subsidiary, and Apache Australia issues debt securities guaranteed by us.

     The principal place of business of Apache Australia is 256 St. George's Terrace, Level 3, Perth, Western Australia 6000; telephone 61-8-9422-7222.

                      APACHE FINANCE CANADA II CORPORATION

     Apache Canada is an unlimited liability company organized in March 2003 under the laws of the Province of Nova Scotia, Canada. Apache Canada is our indirect wholly-owned subsidiary, and issues debt securities guaranteed by us.

     The principal place of business of Apache Canada is 700 -- 9th Ave. SW, Suite 1000, Calgary, Alberta, Canada T2P 3V4; telephone 403-261-1200.

       RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the periods indicated in the table below.

                                                QUARTER ENDED
                                                  MARCH 31,          YEAR ENDED DECEMBER 31,
                                                --------------   --------------------------------
                                                 2003    2002    2002   2001   2000   1999   1998
                                                ------   -----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges............  12.24    3.53    5.52   6.71   7.41   3.03     --
Ratio of earnings to combined fixed charges
  and preferred stock dividends...............  11.63    3.02    5.05   5.77   6.24   2.58     --

     Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were computed based on:

     - "earnings," which consist of consolidated income or losses from continuing operations plus income taxes and fixed charges, except capitalized interest or, in the case of our ratios of earnings to combined fixed charges and preferred stock dividends, those earnings plus preferred stock dividends; and

     - "fixed charges," which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense, and the estimated portion of rental expense attributable to interest.

     Due to the $243.2 million non-cash write-down of the carrying value of our U.S. proved oil and gas properties for the year ended December 31, 1998, our 1998 earnings were inadequate to cover fixed charges by $236.8 million and inadequate to cover combined fixed charges and preferred stock dividends by $239.7 million.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, we, Apache Australia and Apache Canada expect to use the net proceeds from the sale of our securities, Apache Canada debt securities and Apache Australia debt securities, as the case may be, for general corporate purposes, which may include, among other things:

     - the repayment of outstanding indebtedness;

     - working capital;

     - capital expenditures; and

     - acquisitions.

     The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

     Each Apache Trust will use all proceeds from the sale of its trust common securities and its trust preferred securities to purchase debt securities of Apache, Apache Australia and/or Apache Canada.

            THE SECURITIES APACHE, THE APACHE TRUSTS, APACHE FINANCE
                             AUSTRALIA PTY LTD AND
                 APACHE FINANCE CANADA II CORPORATION MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that Apache, the Apache Trusts, Apache Australia and/or Apache Canada may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     Apache may sell from time to time, in one or more offerings:

     - common stock and related rights;

     - preferred stock;

     - depositary shares;

     - common stock purchase contracts;

     - common stock purchase units;

     - senior debt securities; and/or

     - subordinated debt securities.

     The Apache Trusts may offer and sell from time to time their trust preferred securities, and each of Apache Australia and Apache Canada may from time to time offer its senior or subordinated debt securities. Each of these securities will be guaranteed by us as described below.

     In this prospectus, "securities" collectively refers to the common stock and related rights, preferred stock, depositary shares, common stock purchase contracts, common stock purchase units, senior debt securities or subordinated debt securities of Apache, Apache Australia or Apache Canada, as the case may be, trust preferred securities and our guarantees of the trust preferred securities and the senior or subordinated debt securities of Apache Australia or Apache Canada, as the case may be.

     If Apache, the Apache Trusts, Apache Australia and/or Apache Canada issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, Apache, the Apache Trusts, Apache Australia and/or Apache Canada will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                DESCRIPTION OF APACHE CORPORATION CAPITAL STOCK

     The following descriptions of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplement, summarize the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock,

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please refer to our charter, bylaws and stockholder rights plan that are or may be incorporated by reference into the registration statement that includes this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

     Under our charter, our authorized capital stock consists of 215,000,000 shares of common stock, $1.25 par value per share, and 5,000,000 shares of preferred stock, no par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

COMMON STOCK

     As of April 30, 2003, we had approximately 161,600,558 shares of common stock issued and outstanding and 11,955,425 shares of common stock reserved for issuance pursuant to various employee benefit plans. Each outstanding share of common stock currently has attached to it one preferred share purchase right issued under our stockholder rights plan, which is summarized below. All outstanding shares of common stock are, and any shares of common stock sold pursuant to this prospectus will be, duly authorized, validly issued, fully paid and nonassessable.

  VOTING

     For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of Series B preferred stockholders described below and any future holders of our preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

  DIVIDENDS

     If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. This dividend right, however, is subject to any preferential dividend rights we have granted to Series B preferred stockholders or may grant to future holders of preferred stock.

  LIQUIDATION

     If we dissolve, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold our preferred stock.

  OTHER RIGHTS AND RESTRICTIONS

     Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

     Delaware law provides that, if we make a distribution to our stockholders other than a distribution of our capital stock either when we are insolvent or when we would be rendered insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent, as the case may be.

  LISTING

     Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "APA."
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  TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Wells Fargo Minnesota, National Association.

PREFERRED STOCK

  GENERAL

     We have 5,000,000 shares of no par preferred stock authorized, of which 25,000 shares have been designated as Series A Junior Participating Preferred Stock and 100,000 shares have been designated as 5.68% Series B Cumulative Preferred Stock. The remaining shares of preferred stock are undesignated.

     Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock.

  SERIES A

     The shares of Series A preferred stock are authorized for issuance pursuant to rights that trade with our outstanding common stock and are reserved for issuance upon the exercise of the rights discussed below under the caption
"-- Stockholder Rights Plan."

  SERIES B

     As of April 30, 2003, we had issued and outstanding 100,000 shares of Series B preferred stock in the form of one million depositary shares, each representing one-tenth (1/10th) of a share of Series B preferred stock. The Series B preferred stock has no stated maturity, is not subject to a sinking fund and is not convertible into our common stock or any other securities. We have the option to redeem the Series B preferred stock at $1,000 per share on or after August 25, 2008. Holders of the depositary shares are entitled to receive cumulative cash dividends at an annual rate of $5.68 per depositary share (based on $56.80 for each share of Series B preferred stock) when, as and if declared by Apache's board of directors.

     The Series B preferred stock has a liquidation preference of $1,000 per share, which is equivalent to $100 per depositary share, plus accrued and unpaid dividends.

     The Series B preferred stock ranks prior and superior to our common stock and Series A preferred stock as to payment of dividends and distribution of assets upon our dissolution, liquidation or winding up.

     If dividends are not paid on the Series B preferred stock, cash payments on our common stock and any of our other capital stock that ranks junior to the Series B preferred stock as to dividends are prohibited and payments on any of our other capital stock that ranks equal to the Series B preferred stock as to dividends are restricted.

     Shares of Series B preferred stock generally do not have voting rights. If, however, we fail to pay the equivalent of six quarterly dividends payable on the Series B preferred stock or another class or series of preferred stock that ranks equally with the Series B preferred stock, then we will increase the size of our board of directors by two members. The holders of the Series B preferred stock and any other class or series of preferred stock ranking equally with the Series B preferred stock voting as a single class together with any other class of preferred stock ranking equally will then have the right to vote for the two additional directors. This voting right would continue until we have paid all past dividends on all preferred stock.

     Without the vote of at least 80% of the outstanding shares of Series B preferred stock, we may not amend any provision in our charter so as to adversely affect the powers, preferences, privileges or rights of the Series B preferred stock.

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     Without the approval of the holders, voting together as a single class, of
80% of all the shares of Series B preferred stock then outstanding and all shares of any other series of our preferred stock ranking equally as to dividends or upon liquidation we will not:

     - issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking prior to the Series B preferred stock as to dividends or upon liquidation; or

     - reclassify any of our authorized stock into any stock of any class, or any obligation or security convertible into or evidencing a right to purchase such stock, ranking prior to the Series B preferred stock, provided that no such vote will be required for us to take any of these actions to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking equally with or junior to the Series B preferred stock.

     Without the approval of the holders of at least a majority of the shares of Series B preferred stock then outstanding, we will not become a party to any merger, conversion, consolidation or compulsory share exchange unless the terms of that transaction do not provide for a change in the terms of the Series B preferred stock and the Series B preferred stock ranks equally with or prior to any capital stock of the surviving corporation as to dividends or upon liquidation, dissolution or winding up other than prior-ranking Apache stock previously authorized with the consent of holders of the Series B preferred stock.

UNDESIGNATED PREFERRED STOCK

     This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

     The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and any applicable certificate of designation that may be on file because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

     The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

     - the designation of the series of preferred stock;

     - the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     - the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

     - the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

     - the redemption rights and price or prices, if any, for the shares of preferred stock;

     - any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

     - any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;
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     - any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

     - whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

     - any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

     - any listing of the preferred stock on any securities exchange; and

     - the U.S. federal income tax considerations applicable to the preferred stock.

     Subject to our charter and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

STOCKHOLDER RIGHTS PLAN

     In 1995, our board of directors adopted a stockholder rights plan to replace the former plan adopted in 1986. Under our stockholder rights plan, each of our common stockholders received a dividend of 0.86 of a "preferred stock purchase right," as adjusted for dividends paid in shares of our common stock since 1995, for each outstanding share of common stock that the stockholder owned. We refer to these preferred stock purchase rights as the "rights." Unless the rights have been previously redeemed, all shares of our common stock are issued with rights. The rights trade automatically with our shares of common stock and become exercisable only under certain circumstances described below.

     The purpose of the rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover. The rights may have certain anti-takeover effects. They should not interfere, however, with any merger or other business combination approved by our board of directors.

     The following description is a summary of all the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. Our stockholder rights plan is incorporated by reference as an exhibit to the registration statement that includes this prospectus. You may obtain a copy at no charge by writing to us at the address listed under the caption "Where You Can Find More Information."

  EXERCISE OF RIGHTS

     Until a right is exercised, the holder of a right will not have any rights as a stockholder. When the rights become exercisable, holders of the rights will be able to purchase from us 1/10,000th of a share of our Series A preferred stock, at a purchase price of $100, subject to adjustment, per 1/10,000th of a share.

     In general, the rights will become exercisable upon the earlier of:

     - ten calendar days after a public announcement that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of our common stock; or

     - ten business days after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of our common stock.

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  FLIP IN EVENT

     If a person or group becomes the beneficial owner of 20% or more of our common stock, each right will then entitle its holder to receive, upon exercise, a number of shares of our common stock that is equal to the exercise price of the right divided by one-half of the market price of our common stock on the date of the occurrence of this event. We refer to this occurrence as a "flip in event." A flip in event does not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in our best interests.

  FLIP OVER EVENT

     If, at any time after a person or group becomes the beneficial owner of 20% or more of our common stock, we are acquired in a merger or other transaction in which we do not survive or in which our common stock is changed or exchanged or 50% or more of our assets or earning power is sold or transferred, then each holder of a right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to the exercise price of the right divided by one-half of the market price of the acquiring company's common stock on the date of the occurrence of this event. This exercise right will not occur if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in our best interests.

  EXCHANGE OF RIGHTS

     At any time after a flip in event but prior to a person or group becoming a beneficial owner of more than 50% of the shares of outstanding common stock, our board of directors may exchange the rights by providing to the holder one share of our common stock or 1/10,000th of a share of our Series A preferred stock for each of the holder's rights.

  REDEMPTION OF RIGHTS

     At any time before a flip in event, we may redeem the rights at a price of $.01 per right. The rights will expire on the close of business on January 31, 2006, subject to earlier expiration or termination as described in our stockholder rights plan.

     Unless and until the rights become exercisable, they will be transferred with and only with the shares of our common stock.

ANTI-TAKEOVER EFFECT OF PROVISIONS OF APACHE'S CHARTER AND BYLAWS AND DELAWARE
LAW

     Our charter and bylaws include provisions designed to prevent the use of certain tactics in connection with a potential takeover of Apache. Please refer to our charter and bylaws that are incorporated by reference into the registration statement that includes this prospectus. You may obtain copies at no charge by writing to us at the address listed under the caption "Where You Can Find More Information."

     Certain provisions of Delaware law described below also have an anti-takeover effect.

  APACHE'S BYLAWS

     Our board of directors is divided into three classes, with directors serving staggered three-year terms.

  APACHE'S CHARTER

     Article Nine provides that our board of directors is divided into three classes, with directors serving staggered three-year terms.

     Article Twelve generally stipulates that the affirmative vote of 80% of our voting shares is required to adopt any agreement for the merger or consolidation with or into any other corporation which is the beneficial owner of more than 5% of our voting shares. Article Twelve further provides that such 80%
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approval is necessary to authorize any sale or lease of assets between us and any beneficial holder of 5% or more of our voting shares.

     Article Fourteen contains a "fair price" provision that requires any tender offer made by a beneficial owner of more than 5% of our outstanding voting stock in connection with any:

     - plan of merger, consolidation or reorganization;

     - sale or lease of substantially all of our assets; or

     - issuance of our equity securities to the 5% stockholder

     must provide at least as favorable terms to each holder of common stock other than the stockholder making the tender offer.

     Article Fifteen contains an "anti-greenmail" mechanism which prohibits us from acquiring any voting stock from the beneficial owner of more than 5% of our outstanding voting stock, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 and acquisitions at a price not exceeding the market value per share.

     Article Sixteen prohibits the stockholders from acting by written consent in lieu of a meeting.

     The affirmative vote of 80% of the voting shares is required to amend or adopt any provision inconsistent with Articles Nine, Twelve, Fourteen and Sixteen.

  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS UNDER DELAWARE LAW

     Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

     - the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

     As defined in Section 203, an "interested stockholder" is generally a person owning 15% or more of the outstanding voting stock of the corporation. As defined in Section 203, a "business combination" includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

     The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Apache.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will
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contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be incorporated by reference as an exhibit to the registration statement that includes this prospectus before we issue any depositary shares.

     This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

GENERAL

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue "depositary receipts" for these "depositary shares." Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

     In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

     Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

REDEMPTION OF DEPOSITARY SHARES

     If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

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     After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

VOTING THE PREFERRED STOCK

     When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

WITHDRAWAL OF PREFERRED STOCK

     If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as defined in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares. We do not expect that there will be any public trading market for the shares of preferred stock except those represented by the depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

     Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Apache and that distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

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RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

     Neither the depositary nor we will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Each of Apache and the depositary will be obligated to use its best judgment and to act in good faith in performing its duties under the deposit agreement. Each of Apache and the depositary will be liable only for gross negligence and willful misconduct in performing its duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party's risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

     The applicable prospectus supplement will identify the depositary's corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

TITLE

     We, each depositary and any agent of Apache or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary. See "Book-Entry Securities" below.

               DESCRIPTION OF APACHE CORPORATION DEBT SECURITIES

     The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. We will issue the senior debt securities under a senior indenture, dated as of February 5, 1996, as supplemented on November 5, 1996, between us and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee. We will issue the subordinated debt securities under a subordinated indenture to be executed in the future by us and JPMorgan Chase Bank, as trustee. The senior indenture and the subordinated indenture are together referred to in this section as the "indentures." The senior debt securities and the subordinated debt securities are together referred to in this section as the "debt securities." JPMorgan Chase Bank or any successor, in its capacity as trustee under either or both of the indentures, is referred to as the "trustee" for purposes of this section. The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. The indentures are, and prior to their issuance the debt securities will be, filed as exhibits to the registration statement that includes this prospectus.

     This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

     Neither indenture limits the amount of debt securities we may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time. Debt securities may also be issued pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

     Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000.

     Other than as described below under "The Senior Indenture Limits Our Ability to Incur Liens," "The Senior Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions" and "We Are Obligated to Purchase Debt Securities upon a Change in Control," and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we or our subsidiaries, as defined in the indentures, may incur or issue.

GENERAL

     The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the amounts, prices and terms of those debt securities. These terms may include:

     - the designation, aggregate principal amount and authorized denominations of the debt securities;

     - the date or dates on which the debt securities will mature;

     - the percentage of the principal amount at which the debt securities will be issued;

     - the date on which the principal of the debt securities will be payable;

     - whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

     - whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

     - the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, in which principal and any premium and interest is payable and any special U.S. federal income tax or other considerations;

     - if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

     - the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

     - the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

     - a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, a holder's option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

     - information with respect to book-entry procedures relating to global debt securities;

     - sinking fund terms;

     - whether and under what circumstances we will pay "additional amounts," as defined in the indentures, on the debt securities to any holder who is a "United States alien," as defined in the indentures, in respect of any tax, assessment or governmental charge; the term "interest," as used in this prospectus, includes any additional amounts;

     - any modifications or additions to, or deletions of, any of the events of default or covenants of Apache with respect to the debt securities that are described in this section;

     - if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities, or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

     - any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

     - any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

     - any other specific terms of the debt securities.

     We are not obligated to issue all debt securities of any one series at the same time and, unless we specify otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

     If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

CONVERSION AND EXCHANGE

     The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

RANKING

  SENIOR DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

  SUBORDINATED DEBT SECURITIES

     Our obligation to pay the principal of, and any premium and interest on, any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of our senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

     Upon any payment or distribution of our assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of Apache, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

     No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

     "Indebtedness," for purposes of the subordinated indenture, means:

     - indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, Apache, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

     - indebtedness secured by any mortgage, lien, pledge, security interest or encumbrances of any kind or payable out of the proceeds of production from property;

     - indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

     - indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

     - liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

     - liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in oil and gas prices;

     - guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); and

     - indebtedness relative to the amount of all letters of credit;

provided, however, that such term shall not include any amounts included as deferred credits on our financial statements and computed in accordance with generally accepted accounting principles.

     "Senior indebtedness," for purposes of the subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except our obligations under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities or indebtedness ranking junior to the subordinated debt securities.

     "Indebtedness ranking equally with the subordinated debt securities," for purposes of the subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

     "Indebtedness ranking junior to the subordinated debt securities," for purposes of the subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

     - the subordinated debt securities, and

     - any other indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

     Dividends and other distributions to us from our various subsidiaries may be subject to certain statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

INTEREST RATES AND DISCOUNTS

     The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

     We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

EXCHANGE, REGISTRATION AND TRANSFER

     Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

     You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

     In the event of any redemption, we will not be required to:

     - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

     Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At our option, however, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

     Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

     - as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

     - as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

     We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

     - a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

     - a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

     If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

     All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

     - by the applicable depository to a nominee of the depository;

     - by any nominee to the depository itself or another nominee; or

     - by the depository or any nominee to a successor depository or any nominee of the successor.

     To the extent not described below and under the heading "Book-Entry Securities," we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

     As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided under "Book-Entry Securities" or in any applicable prospectus supplement, owners of beneficial interests in a global security:

     - will not be entitled to have any of the underlying debt securities registered in their names;

     - will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

     - will not be considered the owners or holders under the indenture relating to those debt securities.

     The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

     Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

     For a description of the depository arrangements for global securities held by The Depository Trust Company, see "Book-Entry Securities."

THE SENIOR INDENTURE LIMITS OUR ABILITY TO INCUR LIENS

     Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance -- defined in the senior indenture as "liens" -- upon any of our property unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. The restrictions on liens will not, however, apply to:

     - liens existing on the date of the senior indenture or provided for under the terms of agreements existing on the date thereof;

     - liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries' properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or improvements used in connection with such property, or securing indebtedness incurred to provide funds therefor;

     - liens securing only indebtedness owed by one of our subsidiaries to us and/or to one or more of our other subsidiaries;

     - liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

     - liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed by a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

     - any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the senior indenture;

     - certain other "ordinary course liens," as defined in the indenture, incurred in the ordinary course of our business; or

     - liens which secure "limited recourse indebtedness," as defined in the senior indenture.

     Notwithstanding the limitations on liens described above, we and any one or more of our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10% of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

     In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

     - the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

     - the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

     - the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

THE SENIOR INDENTURE LIMITS OUR ABILITY TO ENGAGE IN SALE/LEASEBACK TRANSACTIONS

     Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to ourselves or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

     - either we or our subsidiary would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

     - since the date of the senior indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we have or our subsidiary has expended for any property an amount up to the net proceeds of that arrangement, including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property, and we designate such amount as a credit against that arrangement, with any of that amount not being so designated to be applied as set forth in the next item below; or

     - during or immediately after the expiration of the 12 months after the effective date of that transaction, we apply to the voluntary redemption, defeasance or retirement of the senior debt securities and other senior indebtedness, as defined in the senior indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we utilize as set forth in the prior item; the amount will be reduced by the principal amount of other senior indebtedness we voluntarily retire within that 12-month period.

EACH INDENTURE INCLUDES EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an "event of default" under each indenture with respect to the debt securities of any series issued under that indenture:

     - if we fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

     - if we fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

     - if we fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series -- other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series -- and that breach of failure continues for 60 days after written notice as provided in the applicable indenture;

     - certain events of bankruptcy, insolvency or reorganization involving us or any of our subsidiaries; or

     - any other event of default provided with respect to the debt securities of that series.

     Unless otherwise specified in the applicable prospectus supplement, either of the following two events will also constitute an "event of default" under the senior indenture with respect to any senior debt securities:

     - if any of our or any of our subsidiaries' indebtedness, as defined in the senior indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the senior indenture has been given specifying such event of default and requiring us to cause that acceleration to be rescinded or annulled; or

     - if we or any of our subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

     If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to certain events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization, the principal amount and accrued interest -- or a lesser amount as provided for in the debt securities of that series -- shall be immediately due and payable without any declaration or other act by the trustee or any holder.

     Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

     If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

     Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and certain other provisions of each indenture, the holders of a majority in aggregate principal amount of the
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

outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

WE ARE OBLIGATED TO PURCHASE DEBT SECURITIES UPON A CHANGE IN CONTROL

     If a change in control, as defined in each indenture, occurs, we must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

     - the events causing the change in control and the date of the change in control;

     - the date by which notice of the change in control is required by the applicable indenture to be given;

     - the date, 35 business days after the occurrence of the change in control, by which we must purchase debt securities we are obligated to purchase pursuant to the selling holder's exercise of rights on change in control;

     - the price we must pay for the debt securities we are obligated to purchase;

     - the name and address of the trustee;

     - the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

     - a statement of our obligation to make prompt payment on proper surrender of the debt securities;

     - the procedure for holders' exercise of rights of sale of the debt securities; and

     - the procedures by which a holder may withdraw such a notice after it is given.

     After we give this notice we will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

     - any event requiring the filing of any report under or in response to
       Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of the voting power of our voting stock then outstanding;

     - the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

     - the completion of a consolidation or merger of Apache with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75% or more of the survivor's common stock or 75% or more of the voting power of the survivor's voting stock.

     We will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, and any related Schedule 13E-4 required to be submitted under that rule.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

     - have become due and payable;

     - will become due and payable within one year; or

     - are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

     Unless we specify otherwise in the applicable prospectus supplement, we may elect

     - to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as "legal defeasance"; or

     - with respect to any senior debt securities, to be released from our obligations under the covenants described above in "The Senior Indenture Limits Our Ability to Incur Liens," "The Senior Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions" or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as "covenant defeasance."

     In the case of legal defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

     - to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

     - to register the transfer or exchange of the debt securities;

     - to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

     - to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

     After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

     To elect either legal defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

     In addition, we can only elect legal defeasance or covenant defeasance if, among other things:

     - the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

     - no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and
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

     - we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

     Each of the indentures deems a foreign currency to be any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

     Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

     - direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

     - obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

     Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

     - the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

     - a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

     - in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

     - with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

     Each indenture defines a "conversion event" as the cessation of use of:

     - a foreign currency other than the euro both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

     - the euro both by governments within the Euro Zone and for the settlement of transactions by central banks or other public institutions of or within the Euro Zone or of or within the international banking community.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

     If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We would remain liable, however, for payment of the amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

     Under each indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

MODIFICATION AND WAIVER

     We and the trustee may, without the consent of holders, modify provisions of each indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We and the trustee may modify certain other provisions of each indenture with the consent of the holders of not less than two-thirds, in the case of the senior indenture, or a majority, in the case of the subordinate indenture, in aggregate principal amount of the debt securities of each series issued under that indenture affected by the modification. The provisions of the indentures, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

     - change the stated maturity or any installment of the principal of, or any premium or interest on, or any installment of principal, or any additional amounts with respect to, any debt security issued under that indenture;

     - reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under that indenture;

     - change the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

     - if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

     - in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

     - reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under that indenture in order to take certain actions;

     - change any of our obligations to maintain an office or agency in the places and for the purposes required by that indenture; or

     - modify any of the above provisions.

     The holders of at least a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

     - a payment default with respect to debt securities of that series; or

     - a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety, or substantially as an entirety to, any person that is a corporation or limited liability company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

     - any successor person assumes our obligations on the debt securities;

     - no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

     - no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

     - certain other conditions are met.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     The following applies only in the event that debt securities are held by an Apache Trust.

     To the extent that any action under any debt securities held by an Apache Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by that Apache Trust may take action if the action is not taken by the property trustee of that Apache Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

     - the failure of Apache to pay the principal of, or any premium or interest on, those debt securities on the due date; or

     - the failure by Apache to deliver the required securities or other property upon an appropriate conversion or exchange election, if any, and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

     A "direct action" is a legal proceeding directly against us for enforcement of payment to the holder of trust preferred securities issued by an Apache Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. We may not amend an indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, the Apache Trusts may become subject to the reporting obligations under the Securities Exchange Act of 1934. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and we will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to the holder in any direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See "Description of Trust Preferred Securities -- Events of Default; Notice" below.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each Apache Trust will issue under its trust agreement only one series of trust preferred securities, which will represent beneficial interests in that Apache Trust. Each Apache Trust will qualify its trust agreement under the Trust Indenture Act. Each trust agreement is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act. A form of trust agreement is, and the terms and conditions of trust securities and forms thereof will be, filed as exhibits to the registration statement that includes this prospectus.

     Each Apache Trust will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including:

     - the issuer or issuers of the debt securities to be purchased by the Apache Trust;

     - the designation, number, purchase price and liquidation amount, if any, of the trust preferred securities;

     - the distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, if applicable, any deferral provisions;

     - whether the distributions on the trust preferred securities will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

     - if other than U.S. dollars, the currency in which cash payments are payable;

     - the liquidation amount per trust preferred security which will be paid out of the assets of that Apache Trust to the holders upon voluntary or involuntary dissolution and liquidation of that trust;

     - the obligation or right, if any, of that Apache Trust to purchase or redeem its trust preferred securities, whether pursuant to a sinking fund or otherwise, and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, it will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

     - the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or property, or a combination of the foregoing;

     - the obligation or right, if any, of us, that Apache Trust or any other party to liquidate that Apache Trust and any terms and conditions of such liquidation;

     - the voting rights, if any, of the holders;

     - if applicable, any securities exchange upon which the trust preferred securities will be listed;

     - if applicable, a description of any remarketing, auction or other similar arrangements;

     - whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

     - any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

     Each Apache Trust will also describe certain material U. S. federal income tax considerations applicable to any offering of trust preferred securities in the applicable prospectus supplement.

     If indicated in the applicable prospectus supplement, the terms of an Apache Trust may differ from the terms summarized below.

GENERAL

     The trust preferred securities of each Apache Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the trust common securities of each Apache Trust except as described under "-- Subordination of Trust Common Securities." Each Apache Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of debt securities of Apache, Apache Australia and/or Apache Canada, as the case may be, equal to the aggregate liquidation amount of those trust preferred securities and trust common securities. The property trustee of each Apache Trust will hold legal title to the debt securities for the benefit of the holders of the related trust securities. In addition, we will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable or securities or other property deliverable, if any, on redemption, repayment, conversion or exchange of the trust preferred securities or liquidation of an Apache Trust when the trust does not have funds or other property legally available for payment or delivery. See "Description of Trust Preferred Securities Guarantees."

     The revenue of an Apache Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related debt securities and any other assets held by that Apache Trust. If we, Apache Australia and/or Apache Canada, as the case may be, fail to make a required payment in respect of those debt securities or any other assets, that Apache Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

SUBORDINATION OF TRUST COMMON SECURITIES

     Each Apache Trust will pay distributions on, and the applicable redemption price of, and any other amounts payable or property deliverable under, the trust securities it issues equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date, redemption date, repayment date or conversion or exchange date, or upon liquidation or an event of default under the debt securities held by that Apache Trust or any other event of default under the trust agreement has occurred and is continuing, that Apache Trust will not pay any distribution on, or applicable redemption or repayment price of, or convert or exchange any of its trust common securities, and will not make any other payment on account of the redemption, repayment, conversion, exchange, liquidation or other acquisition of the trust common securities, unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of that Apache Trust for all distribution periods terminating on or before the redemption, repayment, conversion, exchange, liquidation or other acquisition, and, in the case of payment of the applicable redemption or repayment price, the full amount of the redemption or repayment price, will have been made or provided for and, in the case of conversion or exchange, that the trust preferred securities have been converted or exchanged in full and other amounts payable have been paid. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or the applicable redemption price of, the trust preferred securities issued by that Apache Trust then due and payable.

     Until any event of default under the trust agreement for an Apache Trust has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities of that Apache Trust and not on behalf of us, Apache Australia and/or Apache Canada, as the case may be, as the direct or indirect trust common securities owner, and only the holders of the trust preferred securities issued by that Apache Trust will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     The occurrence of an event of default under the debt securities and any other assets held by an Apache Trust will constitute an event of default under the trust agreement for that Apache Trust. Within 90 business days after the occurrence of an event of default actually known to the property trustee, the property trustee will transmit notice of that event of default to the holders of the trust preferred securities of that Apache Trust, the administrative trustees and us, Apache Australia and/or Apache Canada, as the case may be, as sponsor, unless the event of default shall have been cured or waived.

     For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against us under the debt securities, see "Description Of Apache Corporation Debt
Securities -- Enforcement of Certain Rights by Holders of Trust Preferred Securities" and "Description of Apache Finance Australia Pty Ltd and Apache Canada Finance II Corporation Debt Securities and Apache Corporation
Guarantee -- Enforcement of Certain Rights by Holders of Trust Preferred Securities." The applicable prospectus supplement may describe additional events of default under the trust agreement.

REMOVAL OF TRUSTEES

     Unless an event of default under the debt securities held by an Apache Trust has occurred and is continuing, we, as the direct or indirect owner of trust common securities of that Apache Trust, may remove the property trustee, the Delaware trustee and the administrative trustees at any time. If an event of default under the debt securities held by an Apache Trust has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of that Apache Trust may remove and replace the property trustee and the Delaware trustee for that Apache Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the direct or indirect trust common securities owner. No resignation or removal of a property or Delaware trustee, and no appointment of a successor to that trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

MERGER OR CONSOLIDATION OF PROPERTY OR DELAWARE TRUSTEES

     Any person into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of the property trustee or the Delaware trustee under the trust agreement, provided that the person will be otherwise qualified and eligible.

MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF AN APACHE TRUST

     An Apache Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to any other person, except as described below or as otherwise described in the applicable prospectus supplement. An Apache Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state of the United States; provided, that:

     - the successor entity expressly assumes all of the obligations of that Apache Trust under any agreement to which the trust is a party and either:

      - expressly assumes all of the obligations of that Apache Trust with respect to the trust securities of that Apache Trust, or

      - substitutes for the trust securities of that Apache Trust other securities having substantially the same terms as those trust securities, so long as the successor trust securities rank the same as the trust securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

     - the successor entity has a trustee possessing substantially the same powers and duties as the property trustee;

     - the successor securities are listed, or any successor securities will be listed upon notification of issuance, if applicable, on each national securities exchange or other organization on which the trust securities of that Apache Trust are then listed, if any;

     - the merger, conversion, consolidation, amalgamation or replacement does not cause the trust securities, including any successor securities, of that Apache Trust to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

     - the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that Apache Trust in any material respect;

     - the successor entity has a purpose substantially identical to that of that Apache Trust;

     - prior to the merger, conversion, consolidation, amalgamation or replacement, Apache has received an opinion from nationally recognized independent counsel to that Apache Trust experienced in these matters to the effect that

      - the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that Apache Trust in any material respect,

      - following the merger, conversion, consolidation, amalgamation or replacement, neither that Apache Trust nor the successor entity, if any, will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

      - following the merger, conversion, consolidation, amalgamation or replacement, that Apache Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for U.S. federal income tax purposes;

     - Apache or any permitted successor or assignee directly or indirectly owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee; and

     - the property trustee has received our officer's certificate and an opinion of counsel, each to the effect that all conditions precedent to the transaction as set forth in the trust agreement have been satisfied.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of an Apache Trust" and "Description of Trust Preferred Securities Guarantees -- Amendments and Assignment" and as otherwise required by law and the trust agreement or specified in the applicable prospectus supplement, the holders of trust preferred securities will have no voting rights.

     We, Apache Australia and/or Apache Canada, as the case may be, the property trustee, the Delaware trustee and the administrative trustees may amend from time to time the trust agreement for an Apache Trust, without the consent of the holders of the trust securities of that Apache Trust,

     - to cure any ambiguity, or correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision,

     - to add to the covenants, restrictions or obligations of the sponsor,

     - to conform to any change in the Investment Company Act or Trust Indenture Act or the rules promulgated thereunder, or any written change in interpretation of such acts or rules by any governmental authority, or

     - to cause that Apache Trust to continue to be classified for U.S. federal income tax purposes as a grantor trust;

provided, however, that in the case of the first bullet point above, the modification will not adversely affect in any material respect the interests of the holders of the trust securities issued by that Apache Trust.

     Without the consent of each holder of trust securities issued by an Apache Trust, the trust agreement for that Apache Trust may not be amended to:

     - change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

     - change its purpose;

     - authorize the issuance of any additional beneficial interests;

     - change the conversion, exchange or redemption provisions, if any;

     - change the conditions precedent for Apache, Apache Australia and/or Apache Canada, as the case may be, to elect to dissolve that Apache Trust and distribute the debt securities held by that Apache Trust to the holders of the trust securities, if applicable;

     - change the liquidation, distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of that Apache Trust;

     - affect the limited liability of any holder of its trust securities; or

     - restrict the right of a holder of its trust securities to institute suit for the enforcement of any required distribution on or, if applicable, after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

     So long as the property trustee holds any debt securities for an Apache Trust, the property trustee, the Delaware trustee and the administrative trustees for that Apache Trust will not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee, or execute any trust or power conferred on the property trustee, with respect to those debt securities;

     - waive certain past defaults under the applicable indenture;

     - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of those debt securities; or

     - consent to any amendment, modification or termination of the applicable indenture or those debt securities, where consent is required without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of that Apache Trust; provided, however, that where a consent under the applicable indenture would require the consent of each holder of those debt securities affected thereby, the property trustee will not consent without the prior approval of each holder of the trust preferred securities issued by that Apache Trust. The property trustee, the Delaware trustee and the administrative trustees may not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the applicable debt securities. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the property trustee, the Delaware trustee and the administrative trustees will obtain an opinion of counsel experienced in these matters to the effect that the applicable Apache Trust will not be classified as other than a grantor trust for U.S. federal income tax purposes on account of such action.

     Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent without prior notice. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of this vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, trust preferred securities will be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the trust preferred securities to be represented by one or more global certificates to the extent not discussed under "Book-Entry Securities" will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depositary arrangements described with respect to the debt securities will apply to those trust preferred securities as well, except all references to Apache, or the applicable issuer, as the case may be, shall include Apache Trust I and Apache Trust II and all references to the indentures will refer to the applicable trust agreement. See "Description of Apache Corporation Debt Securities -- Global Securities," "Description of Apache Finance Australia Pty Ltd and Apache Canada Finance II Corporation Debt Securities and Apache Corporation -- Global Securities" and "Book-Entry Securities."

PAYMENT AND PAYING AGENT

     Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and us. In the event that the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and us, to act as paying agent.

REGISTRAR AND TRANSFER AGENT

     The property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of an Apache Trust, upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. An Apache Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed, repaid or called for redemption or repayment.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties that are specifically set forth in the trust agreement and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless the holder offers the property trustee reasonable indemnity against the costs, expenses and liabilities that it might incur thereby.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate each Apache Trust in such a way that:

     - that Apache Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

     - that Apache Trust will be classified as a grantor trust for U.S. federal income tax purposes; and

     - the debt securities held by that Apache Trust will be treated as our indebtedness for U.S. federal income tax purposes.

     We, Apache Australia or Apache Canada, as the case may be, and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Apache Trust or each trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

     Holders of trust preferred securities will not have any preemptive or similar rights.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

     We will execute and deliver a guarantee concurrently with the issuance by an Apache Trust of its trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. We will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. Unless otherwise indicated in the applicable prospectus supplement, JPMorgan Chase Bank will act as the independent trustee under the guarantee for purposes of the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the trust preferred securities. This summary of certain terms and provisions of a guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions of terms, and those made a part of each guarantee by the Trust Indenture Act. In addition, since we have included, and the applicable prospectus supplement will include, only a summary of the provisions of the guarantee, you must refer to the guarantee, the form of which is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

GENERAL

     We will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that an Apache Trust may have or assert, other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of an Apache Trust, will be subject to the applicable guarantee:

     - any accrued and unpaid distributions required to be paid on the applicable trust preferred securities, to the extent that an Apache Trust has funds legally available therefor at such time;

     - the applicable redemption or repayment price and all accrued and unpaid distributions to the date of redemption or repayment with respect to the applicable trust preferred securities called for redemption or repayment, to the extent that an Apache Trust has funds legally available therefor at such time; or

     - upon a voluntary or involuntary dissolution and liquidation of the applicable Apache Trust, other than in connection with the distribution of the debt securities to holders of its trust preferred securities or the redemption, repayment, conversion or exchange of its trust preferred securities, if applicable, the lesser of

      - the amounts due upon the dissolution and liquidation of that Apache Trust, to the extent that it has funds legally available therefor at the time, and

      - the amount of assets of that Apache Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to its creditors as required by applicable law.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities entitled to those payments or by causing the applicable Apache Trust to pay those amounts to the holders.

     If the trust preferred securities are exchangeable or convertible into other securities, we will also irrevocably agree to cause the applicable Apache Trust to deliver to holders of those trust preferred securities those other securities in accordance with the applicable exchange or conversion provisions.

     We will, through the guarantee, the applicable trust agreement, the related debt securities and our guarantee of the debt securities, if applicable, and the applicable indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Apache Trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Apache Trust's obligations under its trust preferred securities.

RANKING

     Unless otherwise specified in the applicable prospectus supplement, each guarantee will constitute our unsecured obligation and will rank equal to the debt securities, or our guarantee of the debt securities, if applicable, held by the Apache Trust that issued the preferred trust securities covered by the guarantee. Each trust agreement provides that each holder of trust preferred securities, by acceptance of the applicable trust preferred securities, agrees to the terms of the related guarantee, including any subordination provisions.

     The guarantees will not limit the amount of secured or unsecured debt, including indebtedness under the indentures, that may be incurred by us or any of our subsidiaries, including Apache Australia and Apache Canada.

GUARANTEE OF PAYMENT

     Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the applicable Apache Trust or upon distribution of the debt securities or other assets held by the Apache Trust to the holders of its trust preferred securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, a guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under "Description of Trust Preferred Securities -- Voting Rights; Amendment of a Trust Agreement." All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under a guarantee will occur if we fail to perform any of our payment or other obligations under that guarantee, provided that, except with respect to a default in respect of any guarantee payment or delivery of any securities upon conversion or exchange of the trust securities, we have not cured the default 90 days from the date the guarantee trustee obtains knowledge of the event of default. The holders of a majority in liquidation amount of the trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

     If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the applicable Apache Trust, the guarantee trustee or any other person or entity.

TERMINATION

     A guarantee will terminate upon:

     - full payment of the applicable redemption or repayment price of the related trust preferred securities;

     - full payment of all amounts or delivery of all securities or other property due upon the dissolution and liquidation of the applicable Apache Trust; or

     - the conversion or exchange of all of the related trust preferred securities.

     A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid or other property distributed under those trust preferred securities or the related guarantee.

GOVERNING LAW

     The guarantees will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of a guarantee, will undertake to perform only the duties that are specifically set forth in that guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

RIGHTS UPON DISSOLUTION

     Unless the debt securities held by an Apache Trust are distributed to holders of the related trust preferred securities, upon any voluntary or involuntary dissolution and liquidation of that Apache Trust, after satisfaction of the liabilities of its creditors as required by applicable law, the holders of those trust securities will be entitled to receive, out of assets held by that Apache Trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of Apache, Apache Australia and/or Apache Canada, as the case may be, the property trustee, as holder of the debt securities, would be a creditor of Apache, Apache Australia and/or Apache Canada, as the case may be.

            DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS AND UNITS

     We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as "common stock purchase units," consisting of a common stock purchase contract and, as security for the holder's obligations to purchase the common stock under the contracts, the following:

     - our senior debt securities or subordinated debt securities;

     - our preferred stock;

     - debt obligations of third parties, including U.S. Treasury securities;

     - senior or subordinated debt securities of Apache Australia and/or Apache Canada;

     - trust preferred securities of an Apache Trust;

     - any other security described in the applicable prospectus supplement; or

     - any combination of the foregoing.

     The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in certain circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holder's obligations under the original contract.

     The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

  DESCRIPTION OF APACHE FINANCE AUSTRALIA PTY LTD AND APACHE CANADA FINANCE II
                CORPORATION DEBT SECURITIES AND APACHE GUARANTEE

     The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that Apache Australia and/or Apache Canada, each of which we refer to in this section as the "applicable issuer," and the guarantee we may offer under this prospectus and the related trust indentures.

     The applicable issuer will issue senior debt securities, and we will issue our guarantee, under a senior indenture to be executed in the future by us, as guarantor, the applicable issuer and JPMorgan Chase Bank, as trustee. The senior indentures are together referred to in this section as the "senior indentures." The senior debt securities of Apache Australia and Apache Canada are together referred to in this section as the "senior debt securities."

     The applicable issuer will issue the subordinated debt securities, and we will issue our guarantee, under a subordinated indenture to be executed in the future by us, as guarantor, the applicable issuer and JPMorgan Chase Bank, as trustee. The subordinated indentures are together referred to in this section as the "subordinated indentures." The subordinated debt securities of Apache Australia and Apache Canada are together referred to in this section as the "subordinated debt securities."

     The senior indentures and the subordinated indentures are together referred to in this section as the "indentures," and the senior debt securities and the subordinated debt securities are together referred to in this section as the "debt securities." The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. JPMorgan Chase Bank or any successor, in its capacity as trustee under any or all of the indentures, is referred to as the "trustee" for purposes of this section. A form of each indenture is, and prior to their issuance, the debt securities will be, filed as an exhibit to the registration statement that includes this prospectus.

     This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

     None of the indentures limits the amount of debt securities the applicable issuer may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we and the applicable issuer authorize from time to time. Debt securities may also be issued pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 or integral multiples of $1,000.

     Other than as described below under "The Senior Indentures Limit Our and the Applicable Issuer's Ability to Incur Liens," "The Senior Indentures Limit Our and the Applicable Issuer's Ability to Engage in Sale/Leaseback Transactions" and "The Applicable Issuer is Obligated to Purchase Debt Securities upon a Change in Control," and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we, the applicable issuer or our other subsidiaries, as defined in the indentures, may incur or issue.

GENERAL

     The prospectus supplement relating to the particular series of debt securities being offered will specify the applicable issuer and whether they are senior or subordinated debt securities and the amounts, prices and terms of those debt securities. These terms may include:

     - the designation, aggregate principal amount and authorized denominations of the debt securities;

     - the date or dates on which the debt securities will mature;

     - the percentage of the principal amount at which the debt securities will be issued;

     - the date on which the principal of the debt securities will be payable;

     - whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

     - whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

     - the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

     - if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at the applicable issuer's election or at the election of a purchaser, the manner in which an election may be made and its terms;

     - the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

     - the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

     - a description of any provisions providing for redemption, exchange or conversion of the debt securities at the applicable issuer's option, a holder's option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

     - information with respect to book-entry procedures relating to global debt securities;

     - sinking fund terms;

     - if the provisions providing that the applicable issuer will pay "additional amounts," as defined in the indentures, on the debt securities to any holder who is a "United States alien," as defined in the indentures, in respect of any tax, assessment or governmental charge and that the applicable issuer will have the option to redeem the debt securities rather than pay any additional amounts are not applicable to the debt securities, or any deletions from, or modifications or additions to, those provisions. The term "interest," as used in this prospectus, includes any additional amounts;

     - any modifications or additions to, or deletions of, any of the events of default or covenants of Apache or the applicable issuer with respect to the debt securities that are described in this section;

     - if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities, or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

     - any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

     - any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

     - any other specific terms of the debt securities.

     The applicable issuer is not obligated to issue all debt securities of any one series at the same time and, unless the applicable issuer specifies otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

     If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

GUARANTEES

     We will irrevocably and unconditionally guarantee to each holder of a debt security issued by the applicable issuer and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the debt security, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the applicable indenture. We will

     - agree that, if an event of default occurs under the debt securities, our obligations under the guarantees will be as if we had issued the debt securities, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the debt securities or the indenture or any supplement thereto; and

     - waive our right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against the applicable issuer before exercising their rights under the guarantees.

CONVERSION AND EXCHANGE

     The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by us or the applicable issuer, property or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option or the option of the applicable issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

RANKING

  SENIOR DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer's obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of the applicable issuer's other unsecured unsubordinated indebtedness.

  SUBORDINATED DEBT SECURITIES

     The applicable issuer's obligation to pay the principal of, and any premium and interest on any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of that issuer's senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

     Upon any payment or distribution of the applicable issuer's assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of the applicable issuer, the holders of senior indebtedness of the applicable issuer will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

     No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

     "Indebtedness" of the applicable issuer, for purposes of each subordinated indenture, means:

     - indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, the applicable issuer, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

     - indebtedness secured by any mortgage, lien, pledge, security interest or encumbrances of any kind or payable out of the proceeds of production from property;

     - indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

     - indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

     - liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

     - liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in oil and gas prices;

     - guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); and

     - indebtedness relative to the amount of all letters of credit;

provided, however, that such term shall not include any amounts included as deferred credits on the financial statements of Apache and computed in accordance with generally accepted accounting principles.

     "Senior indebtedness" of the applicable issuer, for purposes of each subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except the applicable issuer's obligation under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities or indebtedness ranking junior to the subordinated debt securities.

     "Indebtedness ranking equally with the subordinated debt securities" of the applicable issuer, for purposes of each subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the applicable issuer. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

     "Indebtedness ranking junior to the subordinated debt securities" of the applicable issuer, for purposes of each subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

     - the subordinated debt securities, and

     - any other indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the applicable issuer. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

  GUARANTEES

     Unless we provide otherwise in the applicable prospectus supplement,

     - our guarantee of the senior debt securities of any particular series of the applicable issuer will be our unsecured obligation and will rank equally with all of our other unsecured and unsubordinated indebtedness (including our senior debt securities); and

     - our guarantee of the subordinated debt securities of any particular series of the applicable issuer will be our unsecured obligation, subordinated in right of payment to the prior payment in full of all of the Apache senior indebtedness (which term includes our senior debt securities and our guarantee of the senior debt securities of the applicable issuer) with respect to such series as described below and in the applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

     Dividends and other distributions to us from our various subsidiaries may be subject to certain statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

     The claims of holders under the guarantees will be effectively subordinated to the claims of creditors of our subsidiaries other than, in the case of the debt securities, the applicable issuer. The indentures do not restrict the amount of indebtedness that we, the applicable issuers or our other subsidiaries may incur.

     Our guarantee of the subordinated debt securities of each series will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all of the Apache senior indebtedness with respect to such series. Upon any payment or distribution of our assets or securities to creditors upon any dissolution, winding-up, liquidation or reorganization, or any bankruptcy, insolvency, receivership or similar proceeding in connection with any insolvency or bankruptcy proceedings of Apache, all amounts due upon all Apache senior indebtedness with respect to the subordinated debt securities of any series of the applicable issuer will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of the subordinated debt securities of such series are entitled to receive or retain any payment from us on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Apache senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution by us of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by us by reason of the payment of any of our other indebtedness being subordinated to the payment of the subordinated debt securities of such series, which may be payable or deliverable by us in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or similar proceeding.

     Because of such subordination, in the event of our liquidation or insolvency, holders of Apache senior indebtedness with respect to the subordinated debt securities of any series of the applicable issuer and holders of other obligations of ours that are not subordinated to such senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series of the applicable issuer.

     No payments on account of principal or any premium or interest in respect of the subordinated debt securities of the applicable issuer may be made by Apache if there has occurred and is continuing a default in any payment with respect to Apache senior indebtedness or an event of default with respect to any Apache senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

     "Apache indebtedness," for purposes of the subordinated indenture of the applicable issuer, has the same meaning as "indebtedness" for purposes of the Apache subordinated indenture, as described above under "Description of Apache Corporation Debt Securities -- Ranking -- Subordinated Debt Securities."

     "Apache senior indebtedness" means, with respect to the subordinated debt securities of any particular series of the applicable issuer, all Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, except Apache's obligations under the guarantee in respect of the subordinated debt securities, Apache indebtedness ranking equally with the Apache guarantee of the subordinated debt securities or Apache indebtedness ranking junior to the Apache guarantee of the subordinated debt securities.

     "Apache indebtedness ranking equally with the Apache guarantee of the subordinated debt securities" means, with respect to the subordinated debt securities of any particular series of the applicable issuer, Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, to the extent the Apache indebtedness specifically by its terms ranks equally with and not prior to the Apache guarantee of the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the Apache guarantee of the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the Apache guarantee of the subordinated debt securities.

     "Apache indebtedness ranking junior to the Apache guarantee of the subordinated debt securities" means, with respect to the subordinated debt securities of any particular series of the applicable issuer, any Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

     - the Apache guarantee of the subordinated debt securities, and

     - any other indebtedness ranking equally with the Apache guarantee of the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the Apache guarantee of the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the Apache guarantee of the subordinated debt securities.

INTEREST RATES AND DISCOUNTS

     The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

     The applicable issuer may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

EXCHANGE, REGISTRATION AND TRANSFER

     Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

     You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by the applicable issuer for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. The applicable issuer has appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by the applicable issuer with respect to any series of debt securities in addition to the security registrar, the applicable issuer may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, the applicable issuer will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, the applicable issuer will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. The applicable issuer may at any time designate additional transfer agents with respect to any series of debt securities.

     In the event of any redemption, the applicable issuer will not be required to:

     - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless the applicable issuer specifies otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we or the applicable issuer may designate at various times. The applicable issuer will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our or the applicable issuer's offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our and the applicable issuer's paying agent in the Borough of Manhattan, The City of New York.

     Unless we or the applicable issuer specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At the applicable issuer's option, however, it may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the applicable issuer will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

     Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

     - as the applicable issuer's sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

     - as the applicable issuer's paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

     The applicable issuer will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. The applicable issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, the applicable issuer will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, the applicable issuer will be required to maintain:

     - a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

     - a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

     If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, the applicable issuer will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

     All monies the applicable issuer pays to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to the applicable issuer or the guarantor, as the case may be. After that time, the holder of the debt security or coupon will look only to the applicable issuer or the guarantor, as the case may be, for payments out of those repaid amounts.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the applicable issuer will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

     - by the applicable depository to a nominee of the depository;

     - by any nominee to the depository itself or another nominee; or

     - by the depository or any nominee to a successor depository or any nominee of the successor.

     To the extent not described below and under the heading "Book-Entry Securities," the applicable issuer will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. The applicable issuer anticipates that the following provisions will generally apply to depository arrangements.

     As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided under "Book-Entry Securities" or in any applicable prospectus supplement, owners of beneficial interests in a global security:

     - will not be entitled to have any of the underlying debt securities registered in their names;

     - will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

     - will not be considered the owners or holders under the indenture relating to those debt securities.

     The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

     Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither the applicable issuer, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

     For a description of the depository arrangements for global securities held by The Depository Trust Company, see "Book-Entry Securities."

THE SENIOR INDENTURES LIMIT OUR AND THE APPLICABLE ISSUER'S ABILITY TO INCUR
LIENS

     Unless the applicable issuer specifies otherwise in the applicable prospectus supplement, the senior indentures provide that none of us, the applicable issuer or any of our other subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance -- defined in each senior indenture as "liens" -- upon any of its property unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations secured by the lien. The restrictions on liens will not, however, apply to:

     - liens existing on the date of the indenture or provided for under the terms of agreements existing on the date thereof;

     - liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries' properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or improvement used in connection with such property, or securing indebtedness incurred to provide funds therefor;

     - liens securing only indebtedness owed by one of our subsidiaries to us, the applicable issuer and/or to one or more of our other subsidiaries;

     - liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

     - liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed by a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

     - any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the indenture;

     - certain other "ordinary course liens," as defined in the indenture, incurred in the ordinary course of our business; or

     - liens that secure "limited recourse indebtedness," as defined in the indenture.

     Notwithstanding the limitations on liens described above, we and any one or more or our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10% of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

     In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

     - the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

     - the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

     - the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

THE SENIOR INDENTURES LIMIT OUR AND THE APPLICABLE ISSUER'S ABILITY TO ENGAGE IN SALE/LEASEBACK TRANSACTIONS

     Unless we specify otherwise in the applicable prospectus supplement, the senior indentures provide that neither we, the applicable issuer nor any of our other subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to ourselves or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

     - either we, the applicable issuer or our other subsidiaries would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

     - since the date of the applicable indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we, the applicable issuer or our other subsidiaries have expended for any property an amount up to the net proceeds of that arrangement, including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property, and we or the applicable issuer designate such amount as a credit against that arrangement, with any of that amount not being so designated to be applied as set forth in the next item below; or

     - during or immediately after the expiration of the 12 months after the effective date of that transaction, we or the applicable issuer, as the case may be, applies to the voluntary redemption, defeasance or retirement of the senior debt securities and our or its other senior indebtedness, as defined in the applicable senior indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we or the applicable issuer utilizes as set forth in the prior item; the amount will be reduced by the principal amount of other senior indebtedness we or the applicable issuer, as the case may be, voluntarily retires within that 12-month period.

EACH INDENTURE INCLUDES EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an "event of default" under each indenture with respect to the debt securities of any series issued under that indenture:

     - if we or the applicable issuer fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

     - if we or the applicable issuer fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

     - if we or the applicable issuer fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series -- other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series -- and that breach of failure continues for 60 days after written notice as provided in the applicable indenture;

     - certain events of bankruptcy, insolvency or reorganization involving us or any of our subsidiaries; or

     - any other event of default provided with respect to the debt securities of that series.

     Unless otherwise specified in the applicable prospectus supplement, either of the following two events will also constitute an event of default under the applicable senior indenture with respect to any senior debt securities of the applicable issuer:

     - if any of our, the applicable issuer's or any of our other subsidiaries' indebtedness, as defined in the indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the applicable indenture has been given specifying such event of default and requiring us and the applicable issuer to cause that acceleration to be rescinded or annulled; or
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

     - if we, the applicable issuer or any of our other subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

     If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to certain events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization, the principal amount and accrued interest -- or a lesser amount as provided for in the debt securities of that series -- shall be immediately due and payable without any declaration or other act by the trustee or any holder.

     Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

     If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

     Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and certain other provisions of each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

THE APPLICABLE ISSUER IS OBLIGATED TO PURCHASE DEBT SECURITIES UPON A CHANGE IN CONTROL

     If a change in control, as defined in each indenture, occurs, the applicable issuer must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

     - the events causing the change in control and the date of the change the control;

     - the date by which notice of the change in control is required by the applicable indenture to be given;

     - the date, 35 business days after the occurrence of the change in control, by which the applicable issuer must purchase debt securities we are obligated to purchase pursuant to the selling holder's exercise of rights on change in control;

     - the price the applicable issuer must pay for the debt securities we are obligated to purchase;

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

     - the name and address of the trustee;

     - the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

     - a statement of the applicable issuer's obligation to make prompt payment on proper surrender of the debt securities;

     - the procedure for holders' exercise of rights of sale of the debt securities; and

     - the procedures by which a holder may withdraw such a notice after it is given.

     After giving this notice the applicable issuer will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

     - any event requiring the filing of any report under or in response to
       Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of the voting power of our voting stock then outstanding;

     - the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

     - the completion of a consolidation or merger of Apache with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75% or more of the survivor's common stock or 75% or more of the voting power of the survivor's voting stock.

     The applicable issuer will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We or the applicable issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

     - have become due and payable;

     - will become due and payable within one year; or

     - are scheduled for redemption within one year.

     To discharge the obligations with respect to a series of debt securities, we or the applicable issuer must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest and any additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

     Unless we or the applicable issuer specify otherwise in the applicable prospectus supplement, we or the applicable issuer may elect

     - to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as "legal defeasance"; or

     - with respect to any senior debt securities, to be released from our obligations under the covenants described above in "The Senior Indentures Limit Our and the Applicable Issuer's Ability to Incur Liens", "The Senior Indentures Limit Our and the Applicable Issuer's Ability to Engage in Sale/ Leaseback Transactions" or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as "covenant defeasance."

     In the case of legal defeasance we and the applicable issuer will still retain some obligations in respect of the debt securities, including our obligations:

     - to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

     - to register the transfer or exchange of the debt securities;

     - to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

     - to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

     After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

     To elect either legal defeasance or covenant defeasance we or the applicable issuer must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

     In addition, we or the applicable issuer can only elect legal defeasance or covenant defeasance if, among other things:

     - the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or the applicable issuer are a party or by which we or the applicable issuer are bound;

     - no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

     - we or the applicable issuer have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us or the applicable issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

     Each of the indentures deems a foreign currency to be any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

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

     Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

     - direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

     - obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

     Unless otherwise specified in the applicable prospectus supplement, if, after we or the applicable issuer have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

     - the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

     - a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

     - in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

     - with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

     Each indenture defines a "conversion event" as the cessation of use of:

     - a foreign currency other than the euro by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

     - the euro both by governments within the Euro Zone and for the settlement of transactions by public institutions of or within the Euro Zone or of or within the international banking community.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

     If we or the applicable issuer effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than
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

an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We and the applicable issuer would remain liable, however, for payment of the amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

     Under each indenture, we and the applicable issuer are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under such indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

MODIFICATION AND WAIVER

     We, the applicable issuer and the trustee may, without the consent of holders, modify provisions of each indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We, the applicable issuer and the trustee may modify certain other provisions of each indenture with the consent of the holders of not less than two-thirds in aggregate principal amount of the debt securities of each series issued under the indenture affected by the modification. The provisions of the indenture, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

     - change the stated maturity or any installment of the principal of, or any premium or interest on, or any installment of principal, or any additional amounts with respect to, any debt security issued under the indenture;

     - reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

     - change the coin or currency in which any debt security issued under the indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

     - if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under the indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

     - reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take certain actions;

     - change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture; or

     - modify any of the above provisions.

     The holders of at least a majority in aggregate principal amount of debt securities of any series issued under the indenture, on behalf of the holders of all debt securities of that series, may waive our or the applicable issuer's compliance with certain restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture
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

may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

     - a payment default with respect to debt securities of that series; or

     - a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

ASSUMPTION OF THE OBLIGATIONS UNDER THE DEBT SECURITIES BY APACHE

     Under each indenture, we may, at our option, assume the applicable issuer's obligations under the debt securities if:

     - we expressly assume the obligations in an assumption agreement or supplemental indenture that is executed and delivered to the trustee in a form that is acceptable to the trustee;

     - no event of default and no event that after a notice or the lapse of time or both would become an event of default occurs and is continuing after giving effect to our assuming the obligations; and

     - we expressly agree in an assumption agreement or supplemental indenture to indemnify the holders of the debt securities against any tax, assessment or government charge imposed on a holder or required to be withheld or deducted from any payment made to a holder, including any charge or withholding required on account of this indemnification, and any costs or expenses incurred by a holder on account of our assuming the obligations. If we deliver to the trustee an opinion of an independent tax counsel or consultant of recognized standing stating that the holders will not recognize income, gain or loss, for U.S. federal income tax purposes, as a result of assuming these obligations, then a holder will have the above indemnification rights only if and when gain for U.S. federal income tax purposes is actually recognized by a holder.

     If we assume the applicable issuer's obligations, as described above, we will be substituted for the applicable issuer for all purposes regarding the debt securities so assumed as if we had been the original issuer of the securities.

ASSIGNMENT TO ANOTHER SUBSIDIARY

     Under each indenture, the applicable issuer may assign its obligations under any series of debt securities to any of our other subsidiaries and the new subsidiary will be treated, for all purposes, as the applicable issuer's successor with respect to the series of debt securities assigned, provided that the conditions described under "Consolidation, Merger and Sale of Assets" below are satisfied.

PAYMENT OF ADDITIONAL AMOUNTS

     Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the applicable issuer must make all payments of, or in respect of, principal of and any premium and interest on the debt securities without withholding or deduction for any taxes imposed or levied by or on behalf of any Australian or Canadian taxing authorities, as the case may be. If the taxing authorities nonetheless require the applicable issuer to withhold taxes, the applicable issuer must pay as additional interest an amount that will result, after deducting the taxes, in the payment to the holder of the debt securities of the amount that would have been paid if no withholding was required. Except as otherwise specified in the applicable prospectus supplement, the applicable issuer is not required to pay this additional interest for or on account of:

     - any tax that would not have been imposed but for the fact that the holder

      - was a resident, domiciled or national of, or engaged in business or maintained a permanent establishment or was physically present in Australia or Canada, as applicable, or otherwise had some connection with Australia or Canada, as applicable, other than merely owning the debt security;

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

      - presented, if presentation is required, the debt security for payment in Australia or Canada, as applicable, unless the debt security could not have been presented for payment elsewhere;

      - presented, if presentation is required, the debt security more than 30 days after the date on which the payment relating to the debt security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to the additional interest if it had presented the debt security for payment on any day within this 30 day period;

      - is, directly or indirectly, taken to be an associate of the issuer (as "associate" is defined for Australian tax purposes), in the case of Apache Australia, or is not dealing with the issuer, directly or indirectly, on an arm's-length basis, in the case of Apache Canada; or

      - entered into or participated in a scheme to avoid Australian or Canadian withholding tax, as applicable, that the issuer was neither a party to nor participated in and, in the case of Apache Australia, in respect of which the Australian Commissioner of Taxation has made a determination that Australian interest withholding tax is payable in respect of the amount; or

     - any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     - any tax that is payable other than by withholding or deduction from payments of, or in respect of, principal of or any premium or interest on the debt securities;

     - any tax that is imposed or withheld because the holder or the beneficial owner of a debt security failed, upon request of the applicable issuer to provide information concerning the nationality, residence or identity of the holder or the beneficial owner, or to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by Australian or Canadian federal income tax laws, as applicable, as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

     - any combination of the four items listed above.

     The issuer also does not have to pay additional interest with respect to any payment of the principal of or any premium or interest on the debt security to any holder that is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of Australia or Canada, as applicable, to be included in the income for tax purposes of a beneficiary or settlor with respect to a fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional interest if it held the debt security.

     Any amounts paid by us, as guarantor, under the applicable indenture must be paid without withholding or deduction for any taxes imposed or levied by or on behalf of any U.S. taxing authority. If a U.S. taxing authority nonetheless requires us to withhold taxes, we must pay an additional amount so that the net amount paid to the holder, after deducting the taxes, is not less than the amount then due and payable on the debt securities. We are not required to pay this additional amount to any holder of a debt security who is:

     - subject to U.S. tax by reason of the holder being connected with the U.S. otherwise than by holding or owning the debt securities; or

     - not dealing at arm's length with us.

     Where this prospectus mentions, in any context, the payment of principal of, or any premium or interest on, or in respect of, the debt securities of any series or the net proceeds received on the sale or exchange of the debt securities, this amount shall be deemed to include the payment of additional amounts provided for in the applicable indenture to the extent that the additional amounts are, were or would be payable under such applicable indenture.

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

REDEMPTION FOR TAXATION REASONS

     Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, if Australian or Canadian taxing authorities, as the case may be, change or amend their laws, regulations or published tax rulings or the official administration, application or interpretation of their laws, regulations or published tax rulings either generally or in relation to the debt securities, and the applicable issuer determines that:

     - it will be required to pay any additional amounts under the indenture or the terms of any debt security in respect of interest on the next succeeding interest payment date; or

     - in respect of the principal of any discounted debt securities on the date of the determination, assuming that a payment in respect of principal were required to be made on this date under the terms of the debt securities; and

     - the applicable issuer cannot avoid paying the additional amount by taking reasonable measures available to it,

     it may, at its option, redeem all, but not less than all, of the debt securities of any series in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days' written notice as provided in the indenture. Unless otherwise specified in the accompanying prospectus supplement, the redemption price will be equal to 100 percent of the principal amount of the debt securities plus accrued interest to the date of redemption, except that any debt securities that are discounted debt securities may be redeemed at the redemption price specified in the debt securities' terms, provided that:

     - no notice of redemption may be given earlier than 60 days before the earliest date on which the applicable issuer would be obligated to pay any additional amounts if a payment was due in respect of the debt securities; and

     - at the time any redemption notice is given, the obligation to pay any additional amounts must remain in effect.

If

     - the applicable issuer has consolidated with or merged into, or conveyed or transferred or leased its properties and assets as an entirety or substantially as an entirety to, any person that is organized under the laws of any jurisdiction other than the United States, any state of the United States or the District of Columbia, or Australia or Canada, as the case may be;

     - as the result of any change in or any amendment to the laws, regulations or published tax rulings of the jurisdiction under which the applicable issuer's successor is organized or of its political subdivisions or taxing authorities affecting taxation, or any change in the official administration, application or interpretation of its laws, regulations or published tax rulings either generally or in relation to any particular debt securities, then

     - the applicable issuer's successor must pay any additional amounts under the indenture or the terms of any debt securities in respect of interest on any debt securities on the next succeeding interest payment date or in respect of the principal of any discounted debt securities on the date of the determination, assuming the principal must be paid on that date under the terms of the debt securities, and

     - the applicable issuer or its successor taking reasonable measures cannot avoid this obligation,

then the applicable issuer or its successor may redeem all, but not less than all, of the debt securities of any series in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days' written notice as provided in the indenture, at a redemption price equal to 100 percent of the principal amount of the debt securities plus accrued interest to the date fixed for redemption, unless otherwise specified in the applicable prospectus supplement, except that any debt securities that are discounted debt securities may be redeemed at the price specified in the debt securities' terms. No notice of redemption may be given earlier than 60 days before the earliest date on which a successor must pay any additional amounts if a payment was due in respect of the debt securities. Also, at the time any redemption notice is given, the successor's obligation to pay any additional amounts must remain in effect.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety, or substantially as an entirety, to any person that is a corporation or limited liability company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

     - any successor person assumes our obligations on the debt securities;

     - no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

     - no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

     - certain other conditions are met.

     The applicable issuer may, without the consent of the holders of the debt securities, consolidate or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person that is a corporation, partnership, joint-stock company or limited liability company or permit any such person to consolidate with or merge into or convey, transfer or lease its properties and assets substantially as an entirety to us or the applicable issuer, as long as the person assumes the applicable issuer's obligations on the debt securities and under the indenture, and immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, under the indenture has occurred.

     Also, the successor person to us or the applicable issuer must expressly agree in a supplemental indenture:

     - that all payments on the debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person's jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes the holder of a debt security receives the same amount that the holder would have received if no withholding or deduction was required; subject to the exceptions set forth above in " -- Payment of Additional Amounts"; and

     - to indemnify immediately the holder of each debt security against

      - any tax, assessment or governmental charge imposed on the holder or required to be withheld or deducted from any payment to the holder as a consequence of the transaction; and

      - any other tax costs or other tax expenses of the transaction.

     If we, the applicable issuer or the successor person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by the holder.

SERVICE OF PROCESS

     Under each applicable indenture, each of Apache Australia and Apache Canada will irrevocably appoint CT Corporation System, 111 8th Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding with respect to the indenture, the debt securities or the guarantees issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submitted to jurisdiction in New York.

ENFORCEABILITY OF JUDGMENTS

     Since a substantial portion of each of Apache Australia's and Apache Canada's assets are outside the United States, any judgment obtained in the United States against Apache Australia or Apache Canada or, including judgments with respect to the payment of principal or interest on the securities, may not be collectible in the United States.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     The following applies only in the event that debt securities are held by an Apache Trust.

     To the extent that any action under any debt securities held by an Apache Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by that Apache Trust may take action if the action is not taken by the property trustee of that Apache Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

     - the failure of the applicable issuer or Apache to pay the principal of, or any premium or interest on, those debt securities on the due date; or

     - the failure by the applicable issuer or Apache to deliver the required securities or other property upon an appropriate conversion or exchange election, if any,

and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

     A "direct action" is a legal proceeding directly against us for enforcement of payment to the holder of trust preferred securities issued by an Apache Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. We and the applicable issuer may not amend an indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, the Apache Trusts may become subject to the reporting obligations under the Securities Exchange Act of 1934. Notwithstanding any payments made to a holder of trust preferred securities by us or the applicable issuer in connection with a direct action, we and the applicable issuer will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and we and the applicable issuer will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us or the applicable issuer to the holder in any direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See "Description of Trust Preferred Securities -- Events of Default; Notice" above.

GOVERNING LAW

     Each indenture, the debt securities and the guarantees are governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of laws, except as may otherwise be required by mandatory provisions of law. All matters governing the authorization and execution of the indenture and the debt securities by Apache Australia and Apache Canada will be governed by and construed in accordance with the laws of Australian Capital Territory, Australia and Nova Scotia, Canada, respectively.

                             BOOK-ENTRY SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, we, Apache Australia or Apache Canada, as the case may be, will issue to investors securities, other than Apache common stock, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

     No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

     DTC has informed us that it is:

     - a limited-purpose trust company organized under New York banking laws;

     - a "banking organization" within the meaning of the New York banking laws;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the Securities Exchange Act of 1934.

     DTC has also informed us that it was created to:

     - hold securities for "participants"; and

     - facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates.

     Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement.

Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

     Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

     Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

     DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

     According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered;

     - we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

     - in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

     If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

     Except as described above:

     - a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

     - DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

     None of us, the Apache Trusts, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

                              PLAN OF DISTRIBUTION

     We, the Apache Trusts, Apache Australia or Apache Canada may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

     We, the Apache Trusts, Apache Australia or Apache Canada may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

     If we, an Apache Trust, Apache Australia or Apache Canada use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price through delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. The delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement. We will indicate in the applicable prospectus supplement the commission that the underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us, an Apache Trust, Apache Australia or Apache Canada and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We, the Apache Trusts, Apache Australia or Apache Canada may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

TRADING MARKETS AND LISTING OF SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and the Chicago Stock Exchange. We, the Apache Trusts, Apache Australia or Apache Canada may elect to list any other class or series of securities on any exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Neither we, the Apache Trusts, Apache Australia nor Apache Canada can give any assurance as to the liquidity of the trading market for any of the securities.

STABILIZATION ACTIVITIES

     Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                                 LEGAL MATTERS

     The validity of the securities as to matters of U.S. law and other customary legal matters relating to the offering of the securities issued by us, including matters relating to our due incorporation, legal existence and authorized capitalization, will be passed upon for us by Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas.

     The validity of the securities issued by (a) the Apache Trusts and certain matters of Delaware law will be passed upon for the Apache Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Apache Trusts, (b) Apache Canada and certain matters concerning the laws of Canada and Nova Scotia will be passed upon for Apache Canada by Bennett Jones LLP, Calgary, Alberta, Canada and McInnes Cooper, Nova Scotia, Canada, respectively, and (c) Apache Australia and certain matters concerning the laws of Australia and Australian Capital Territory will be passed upon for Apache Australia by Allens Arthur Robinson, Melbourne, Victoria, Australia. Unless otherwise specified in the applicable prospectus supplement, the validity of the securities under New York law will be passed upon for any underwriters or agents by Sidley Austin Brown & Wood LLP, New York, New York.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 2002 and for the year then ended have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent public auditors, and upon the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on our financial statements issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority.

     Our consolidated financial statements and schedules as of December 31, 2001 and for the years ended December 31, 2001 and 2000 included in our Annual Report on Form 10-K for the year ended December 31, 2002 (the "2002 Annual Report") have been incorporated by reference in this Registration Statement in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing. The Arthur Andersen LLP report on the December 31, 2001 and 2000 consolidated financial statements, dated March 12, 2002, included in the 2002 Annual Report is a copy of the previously issued Arthur Andersen LLP report, which has not been reissued because Arthur Andersen LLP has ceased operations.

     Because we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus as having certified our financial statements for the two years ended December 31, 2001, as required by Section 7 of the Securities Act, we have dispensed with the filing of their consent in reliance on Rule 437a promulgated under the Securities Act. Consequently, your ability to assert claims against Arthur Andersen LLP will be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements. Therefore, your right of recovery under that section will be limited.

     On April 2, 2002, we filed a Current Report on Form 8-K announcing that our board of directors engaged Ernst & Young LLP as independent public accountants for the fiscal year 2002, replacing Arthur Andersen LLP. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

     The information incorporated by reference into this prospectus regarding our total proved reserves was prepared by Apache and reviewed by Ryder Scott Company Petroleum Engineers, as stated in their letter reports, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

                           [Apache Corporation LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Securities and Exchange Commission filing fee...............  $121,350
Rating agency fees..........................................    75,000
Legal fees and expenses.....................................   300,000
Accounting fees and expenses................................   113,000
Trustees' fees and expenses.................................    60,000
Printing and engraving......................................   150,000
Miscellaneous...............................................    45,000
                                                              --------
  Total.....................................................  $864,350
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

APACHE CORPORATION

     Apache's Certificate of Incorporation and bylaws provide that, to the full extent permitted under the Delaware General Corporation Law, Apache's directors shall not be personally liable for monetary damages. Apache's bylaws provide that Apache shall indemnify its officers, directors, employees and agents.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Apache maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Article VII of Apache's bylaws provides, in substance, that directors, officers, employees and agents of Apache shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation

Law. Additionally, Article Seventeen of Apache's restated certificate of incorporation eliminates in certain circumstances the monetary liability of directors of Apache for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

     - for a breach of the director's duty of loyalty to Apache or its stockholders;

     - for acts or omissions by the director not in good faith;

     - for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

     - under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

     - for transactions from which the director derived an improper personal benefit.

     Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements Apache, the Apache Trusts, Apache Finance Canada Corporation and Apache Australia agree to in connection with offerings of the securities registered by this registration statement.

THE APACHE TRUSTS

     The Apache Trusts' trust agreements provide that no trustee, affiliate of any trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any trustee or any employee or agent of the Apache Trust or its affiliates, each referred to as an "indemnified person," shall be liable, responsible or accountable in damages or otherwise to the Apache Trust, or any officers, directors, stockholders, partners, members, employees, representatives or agents of the Apache Trust or its affiliates or to any holders of trust preferred securities of the Apache Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the indemnified person in good faith on behalf of such Apache Trust and in a manner the indemnified person reasonably believed to be within the scope of the authority conferred on it by the trust agreement or by law, except that the indemnified person shall be liable for any loss, damage or claim incurred by reason of that indemnified person's gross negligence (or, in the case of the property trustee of the Apache Trust, negligence), bad faith or willful misconduct with respect to such acts or omissions. The trust agreements also provide that Apache shall indemnify each administrative trustee, their affiliates, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate of any administrative trustee, or any officer, employee or agent of the Apache Trust or its affiliates, each referred to as a "company indemnified person," who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Apache Trust), against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if such company indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Apache Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Apache will also indemnify any company indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Apache Trust to procure a judgment in its favor against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Apache Trust, except that no such indemnification shall be made if such company indemnified person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     The trust agreement further provides that expenses (including legal fees) incurred by a company indemnified person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be advanced by Apache prior to the final disposition of such action, suit or proceeding upon receipt by Apache of an undertaking by or on behalf of the company indemnified person to repay such amount if it shall be determined that the company indemnified person is not entitled to be indemnified pursuant to the trust agreement. Notwithstanding the foregoing, no advance shall be made by Apache if a determination is reasonably and promptly made, as provided in the trust agreement, that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such company indemnified person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made if the administrative trustees, independent legal counsel or common security holder reasonably determine, as provided in the trust agreement, that such person deliberately breached such person's duty to the Trust or its common or trust preferred security holders.

     The trust agreements also provide that Apache shall indemnify the property trustee, the Delaware trustee, any affiliate of the property trustee or the Delaware trustee, and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee or Delaware trustee, each a "fiduciary indemnified person," for and hold each such fiduciary indemnified person harmless against any loss, liability or expense to the extent incurred without gross negligence (or in the case of the property trustee, negligence), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Apache Trust, including costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the trust agreement.

APACHE FINANCE CANADA II CORPORATION

     The Articles of Association of Apache Finance Canada II Corporation provide, in substance, that every director and officer of Apache Canada shall be indemnified by Apache Finance Canada II Corporation against all costs, losses and expenses which such person may incur by reason of any contract entered into, or any act or thing done, by him in such capacity or in anyway in the discharge of his duties.

     Nova Scotia law does not make any statutory provision for, nor impose any statutory restriction upon, the ability of a company to indemnify directors and officers.

     Although the matter has not been judicially considered, the obligation to indemnify may not extend to losses occasioned by a breach by a director of his common law fiduciary duty to Apache Finance Canada II Corporation.

APACHE FINANCE AUSTRALIA PTY LTD

     Section 199A of the Australian Corporations Act 2001 (Cth) (the "Corporations Act") prohibits a company or a related body corporate (as defined in the Corporations Act) from exempting a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer of the company. Officer includes a director or secretary, and also includes a person who participates in making decisions that affect a substantial part of the business, who has the capacity to affect significantly the company's financial standing or in accordance with whose instructions or wishes the directors of the company are accustomed to act.

     In addition, an officer cannot be indemnified by a company or its related body corporate against:

          (a) a liability owed to the company or a related body corporate;

          (b) a liability for a pecuniary civil penalty order under the Corporations Act or a compensation order under the Corporations Act in favour of the company; or

          (c) a liability that is owed to a third person and that did not arise out of conduct in good faith.

     A company or related body corporate is also prohibited from indemnifying a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

          (a) in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified;

          (b) in defending or resisting criminal proceedings in which the person is found guilty;

          (c) in defending or resisting proceedings brought by the Australian Securities and Investments Commission ("ASIC"), or by a liquidator, seeking a court order if the grounds for making the order are found by the court to have been established (other than costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

          (d) in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

     Section 199B provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

          (a) conduct involving a wilful breach of duty in relation to the company; or

          (b) misuse of the person's position or corporate information.

     Under section 199C, anything that purports to indemnify or insure a person against a liability, or exempt them from a liability, is void to the extent that it contravenes section 199A or 199B.

     Article 94 of the Constitution of Apache Finance Australia Pty Ltd provides that its directors, secretaries, officers, employees, trustees and former officers shall be indemnified to the extent Apache Finance Australia Pty Ltd is not precluded by law from doing so. Article 94 also provides that on the authority of the Board, Apache Finance Australia Pty Ltd may execute a documentary indemnity in favor of any officer of the corporation and purchase insurance on behalf of or in respect of any officer of the corporation against any liability incurred by the officer in or arising out of the conduct of the business of the corporation or in or arising out of the discharge of the duties of the officer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Each form of underwriting agreement will be filed as an
          exhibit to a current report of Apache and incorporated in
          this registration statement by reference.
  4.1     Restated Certificate of Incorporation of Apache
          (incorporated by reference to Exhibit 99.1 to Apache's
          Current Report on Form 8-K, dated December 17, 1999, SEC
          File No. 1-4300).
  4.2     Bylaws of Apache, as amended through May 2, 2002
          (incorporated by reference to Exhibit 3.1 to Apache's
          Quarterly Report on Form 10-Q for the quarter ended March
          31, 2002, SEC File No. 1-4300).
  4.3     Form of Apache's common stock certificate (incorporated by reference to Exhibit 4.1 to the Apache's Annual Report on
          Form 10-K for year ended December 31, 1995, SEC File No.
          1-4300).
  4.4     Rights Agreement dated January 31, 1996, between Apache and
          Norwest Bank Minnesota, N.A., rights agent, relating to the declaration of a rights dividend to Apache's common
          shareholders of record on January 31, 1996 (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, SEC File No. 1-4300).
  4.5     Form of Apache's Right Certificate (incorporated by
          reference to Exhibit (b) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, SEC File No. 1-4300).
 *4.6     Senior Indenture, dated February 15, 1996, between Apache
          and JPMorgan Chase Bank, formerly known as The Chase
          Manhattan Bank, as trustee, governing the senior debt
          securities and guarantees.
 *4.7     First Supplemental Indenture to the Senior Indenture, dated as of November 5, 1996, between Apache and JPMorgan Chase
          Bank, formerly known as The Chase Manhattan Bank, as
          trustee, governing the senior debt securities and
          guarantees.
 *4.8     Form of Senior Indenture among Apache Finance Australia Pty
          Ltd, Apache and JPMorgan Chase Bank, as trustee, governing the senior debt securities and guarantees.
 *4.9     Form of Senior Indenture among Apache Finance Canada II
          Corporation, Apache and JPMorgan Chase Bank, as trustee,
          governing the senior debt securities and guarantees.
 *4.10    Form of Subordinated Indenture between Apache and JPMorgan
          Chase Bank, formerly known as The Chase Manhattan Bank, as trustee, governing the subordinated debt securities.
 *4.11    Form of Subordinated Indenture among Apache Finance
          Australia Pty Ltd, Apache and JPMorgan Chase Bank, as
          trustee, governing the subordinated debt securities and
          guarantees.
 *4.12    Form of Subordinated Indenture among Apache Finance Canada
          II Corporation, Apache and JPMorgan Chase Bank, as trustee, governing the subordinated debt securities and guarantees.
  4.13    Each form of deposit agreement will be filed as an exhibit to a current report of Apache and incorporated in this
          registration statement by reference.
  4.14    Each form of preferred securities certificate of designation will be filed as an exhibit to a current report of Apache
          and incorporated in this registration statement by
          reference.
 *4.15    Form of Trust Preferred Securities Guarantee Agreement for
          Apache Trust I and Apache Trust II.
  4.16    Certificate of Trust of Apache Trust I (incorporated by
          reference to Exhibit 4.10 to Apache's Registration Statement on Form S-3, Registration No. 333-32580, filed March 15,
          2000).
  4.17    Certificate of Trust of Apache Trust II (incorporated by
          reference to Exhibit 4.11 to Apache's Registration Statement on Form S-3, Registration No. 333-32580, filed March 15,
          2000).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.18    Trust Agreement of Apache Trust I (incorporated by reference to Exhibit 4.12 to Apache's Registration Statement on Form
          S-3, Registration No. 333-32580, filed March 15, 2000).
  4.19    Trust Agreement of Apache Trust II (incorporated by
          reference to Exhibit 4.13 to Apache's Registration Statement on Form S-3, Registration No. 333-32580, filed March 15,
          2000).
 *4.20    Form of Amended and Restated Trust Agreement for Apache
          Trust I and Apache Trust II.
  4.21    Form of Purchase Contract Agreement between Apache
          Corporation and JPMorgan Chase Bank, as purchase contract
          agent, will be filed as an exhibit to a current report of
          Apache and incorporated in this registration statement by
          reference.
  4.22    Form of Pledge Agreement between Apache Corporation,
          JPMorgan Chase Bank, as collateral agent, custodial agent, securities intermediary, and JPMorgan Chase Bank, as
          purchase contract agent, will be filed as an exhibit to a
          current report of Apache and incorporated in this
          registration statement by reference.
  4.23    Form of Remarketing Agreement between Apache Corporation and the remarketing agent named therein will be filed as an
          exhibit to a current report of Apache and incorporated in
          this registration statement by reference.
**5.1     Opinion of Chamberlain, Hrdlicka, White, Williams & Martin
          regarding legality of securities being registered by Apache.
**5.2     Opinion of Allens Arthur Robinson regarding legality under
          Australian law of securities being registered by Apache
          Finance Australia Pty Ltd.
**5.3     Opinion of McInnes Cooper regarding legality under the laws of Nova Scotia of securities being registered by Apache
          Finance Canada II Corporation.
 *5.4     Opinion of Richards, Layton & Finger, P.A. regarding
          legality of securities being registered by Apache Trust I
          and Apache Trust II, respectively.
 12.1     Statements of computation of ratios of earnings to fixed
          charges and ratios of earnings to combined fixed charges and preferred stock dividends (incorporated by reference to
          Exhibit 12.1 to Apache's Quarterly Report on Form 10-Q for
          the quarter ended March 31, 2003, SEC File No. 1-4300).
*23.1     Consent of Ernst & Young LLP, Houston, Texas.
 23.2     Consent of Arthur Andersen LLP, Houston, Texas (omitted
          pursuant to Rule 437a of the Securities Act of 1933, as
          amended).
*23.3     Consent of Chamberlain, Hrdlicka, White, Williams & Martin
          (included in Exhibit 5.1).
*23.4     Consent of Bennett Jones LLP.
 23.5     Consent of Allens Arthur Robinson (included in Exhibit 5.2).
 23.6     Consent of McInnes Cooper (included in Exhibit 5.3).
 23.7     Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.4).
*23.8     Consent of Ryder Scott Company Petroleum Engineers.
 24.1     Power of Attorney (included in Part II as a part of the
          signature pages of the Registration Statement).
 24.2     Power of Attorney for Apache, as sponsor, to sign the
          Registration Statement on behalf Apache Trust I (included in
          Exhibit 4.18).
 24.3     Power of Attorney for Apache, as sponsor, to sign the
          Registration Statement on behalf of Apache Trust II
          (included in Exhibit 4.19).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
*25.1     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          trustee under the Senior and Subordinated Indentures between
          Apache and JPMorgan Chase Bank, as guarantee trustee under the guarantee of Apache Corporation with respect to the
          Senior and Subordinated Indentures of each of Apache Finance
          Australia Pty Ltd and Apache Finance Canada II Corporation
          and as guarantee trustee with respect to the guarantee of
          Apache Corporation under the Trust Preferred Securities
          Guarantee Agreement for each of Apache Trust I and Apache
          Trust II.
*25.2     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          trustee under the Senior and Subordinated Indentures among
          Apache, Apache Finance Australia Pty Ltd and JPMorgan Chase
          Bank, as trustee.
*25.3     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          trustee under the Senior and Subordinated Indentures among
          Apache, Apache Finance Canada II Corporation and JPMorgan
          Chase Bank, as trustee.
*25.4     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          property trustee under the Amended and Restated Trust
          Agreement for Apache Trust I.
*25.5     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          property trustee under the Amended and Restated Trust
          Agreement for Apache Trust II.

---------------

* Filed herewith.

**To be filed by pre-effective amendment.

ITEM 17.  UNDERTAKINGS

     1.  The undersigned Registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculations of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Apache's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of that Registrant in the successful defense of any action, suit or proceeding) is asserted against any Registrant by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4.  The undersigned Registrants hereby undertake that:

          (a) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the following Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on May 23, 2003.

                                          APACHE CORPORATION

                                          By:     /s/ G. STEVEN FARRIS
                                            ------------------------------------
                                                      G. Steven Farris
                                             President, Chief Executive Officer
                                                             and
                                                  Chief Operating Officer

                                          APACHE TRUST I

                                          By: Apache Corporation, as sponsor

                                          By:     /s/ G. STEVEN FARRIS
                                            ------------------------------------
                                                      G. Steven Farris
                                             President, Chief Executive Officer
                                                             and
                                                  Chief Operating Officer

                                          APACHE TRUST II

                                          By: Apache Corporation, as sponsor

                                          By:     /s/ G. STEVEN FARRIS
                                            ------------------------------------
                                                      G. Steven Farris
                                             President, Chief Executive Officer
                                                             and
                                                  Chief Operating Officer

                               POWER OF ATTORNEY

     The undersigned directors and officers of Apache Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Roger B. Plank and G. Anthony Lannie, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

               /s/ G. STEVEN FARRIS                      Director, President, Chief        May 23, 2003
 ------------------------------------------------        Executive Officer and Chief
                 G. Steven Farris                       Operating Officer (Principal
                                                             Executive Officer)


                /s/ ROGER B. PLANK                      Executive Vice President and       May 23, 2003
 ------------------------------------------------          Chief Financial Officer
                  Roger B. Plank                        (Principal Financial Officer)

              /s/ THOMAS L. MITCHELL                    Vice President and Controller      May 23, 2003
 ------------------------------------------------      (Principal Accounting Officer)
                Thomas L. Mitchell


                /s/ RAYMOND PLANK                           Chairman of the Board          May 23, 2003
 ------------------------------------------------
                  Raymond Plank


              /s/ FREDERICK M. BOHEN                              Director                 May 23, 2003
 ------------------------------------------------
                Frederick M. Bohen


              /s/ RANDOLPH M. FERLIC                              Director                 May 23, 2003
 ------------------------------------------------
                Randolph M. Ferlic


              /s/ EUGENE C. FIEDOREK                              Director                 May 23, 2003
 ------------------------------------------------
                Eugene C. Fiedorek


              /s/ A.D. FRAZIER, JR.                               Director                 May 23, 2003
 ------------------------------------------------
                A.D. Frazier, Jr.


              /s/ PATRICIA A. GRAHAM                              Director                 May 23, 2003
 ------------------------------------------------
                Patricia A. Graham


                /s/ JOHN A. KOCUR                                 Director                 May 23, 2003
 ------------------------------------------------
                  John A. Kocur


            /s/ GEORGE D. LAWRENCE JR.                            Director                 May 23, 2003
 ------------------------------------------------
              George D. Lawrence Jr.


                /s/ F. H. MERELLI                                 Director                 May 23, 2003
 ------------------------------------------------
                  F. H. Merelli


               /s/ RODMAN D. PATTON                               Director                 May 23, 2003
 ------------------------------------------------
                 Rodman D. Patton


              /s/ CHARLES J. PITMAN                               Director                 May 23, 2003
 ------------------------------------------------
                Charles J. Pitman


               /s/ JAY A. PRECOURT                                Director                 May 23, 2003
 ------------------------------------------------
                 Jay A. Precourt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Apache Finance Canada II Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on May 23, 2003.

                                          APACHE FINANCE CANADA II CORPORATION

                                          By:     /s/ G. STEVEN FARRIS
                                            ------------------------------------
                                                      G. Steven Farris
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     The undersigned directors and officers of Apache Finance Canada II Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Roger B. Plank and G. Anthony Lannie, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

               /s/ G. STEVEN FARRIS                        Chief Executive Officer         May 23, 2003
 ------------------------------------------------       (Principal Executive Officer)
                 G. Steven Farris


                /s/ ROGER B. PLANK                   Director, Executive Vice President    May 23, 2003
 ------------------------------------------------        and Chief Financial Officer
                  Roger B. Plank                        (Principal Financial Officer)


              /s/ THOMAS L. MITCHELL                    Vice President and Controller      May 23, 2003
 ------------------------------------------------      (Principal Accounting Officer)
                Thomas L. Mitchell


                /s/ FLOYD R. PRICE                                Director                 May 23, 2003
 ------------------------------------------------
                  Floyd R. Price


                /s/ ERIC L. HARRY                                 Director                 May 23, 2003
 ------------------------------------------------
                  Eric L. Harry


                /s/ JOHN F. CURRAN                                Director                 May 23, 2003
 ------------------------------------------------
                  John F. Curran


              /s/ JAMES G. SMELTZER                               Director                 May 23, 2003
 ------------------------------------------------
                James G. Smeltzer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Apache Finance Australia Pty Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on May 23, 2003.

                                          APACHE FINANCE AUSTRALIA PTY LTD

                                          By:     /s/ G. STEVEN FARRIS
                                            ------------------------------------
                                                      G. Steven Farris
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     The undersigned directors and officers of Apache Finance Australia Pty Ltd do hereby constitute and appoint Raymond Plank, G. Steven Farris, Roger B. Plank and G. Anthony Lannie, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

               /s/ G. STEVEN FARRIS                        Chief Executive Officer         May 23, 2003
 ------------------------------------------------       (Principal Executive Officer)
                 G. Steven Farris


                /s/ ROGER B. PLANK                   Director, Executive Vice President    May 23, 2003
 ------------------------------------------------        and Chief Financial Officer
                  Roger B. Plank                        (Principal Financial Officer)


              /s/ THOMAS L. MITCHELL                           Vice President              May 23, 2003
 ------------------------------------------------      (Principal Accounting Officer)
                Thomas L. Mitchell


                /s/ ERIC L. HARRY                         Director, Vice President         May 23, 2003
 ------------------------------------------------
                  Eric L. Harry


                /s/ JAMES K. BASS                                 Director                 May 23, 2003
 ------------------------------------------------
                  James K. Bass


               /s/ NEIL J. MCHARRIE                               Director                 May 23, 2003
 ------------------------------------------------
                 Neil J. McHarrie

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Each form of underwriting agreement will be filed as an
          exhibit to a current report of Apache and incorporated in
          this registration statement by reference.
  4.1     Restated Certificate of Incorporation of Apache
          (incorporated by reference to Exhibit 99.1 to Apache's
          Current Report on Form 8-K, dated December 17, 1999, SEC
          File No. 1-4300).
  4.2     Bylaws of Apache, as amended through May 2, 2002
          (incorporated by reference to Exhibit 3.1 to Apache's
          Quarterly Report on Form 10-Q for the quarter ended March
          31, 2002, SEC File No. 1-4300).
  4.3     Form of Apache's common stock certificate (incorporated by reference to Exhibit 4.1 to the Apache's Annual Report on
          Form 10-K for year ended December 31, 1995, SEC File No.
          1-4300).
  4.4     Rights Agreement dated January 31, 1996, between Apache and
          Norwest Bank Minnesota, N.A., rights agent, relating to the declaration of a rights dividend to Apache's common
          shareholders of record on January 31, 1996 (incorporated by reference to Exhibit (a) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, SEC File No. 1-4300).
  4.5     Form of Apache's Right Certificate (incorporated by
          reference to Exhibit (b) to Apache's Registration Statement on Form 8-A, dated January 24, 1996, SEC File No. 1-4300).
 *4.6     Senior Indenture, dated February 15, 1996, between Apache
          and JPMorgan Chase Bank, formerly known as The Chase
          Manhattan Bank, as trustee, governing the senior debt
          securities and guarantees.
 *4.7     First Supplemental Indenture to the Senior Indenture, dated as of November 5, 1996, between Apache and JPMorgan Chase
          Bank, formerly known as The Chase Manhattan Bank, as
          trustee, governing the senior debt securities and
          guarantees.
 *4.8     Form of Senior Indenture among Apache Finance Australia Pty
          Ltd, Apache and JPMorgan Chase Bank, as trustee, governing the senior debt securities and guarantees.
 *4.9     Form of Senior Indenture among Apache Finance Canada II
          Corporation, Apache and JPMorgan Chase Bank, as trustee,
          governing the senior debt securities and guarantees.
 *4.10    Form of Subordinated Indenture between Apache and JPMorgan
          Chase Bank, formerly known as The Chase Manhattan Bank, as trustee, governing the subordinated debt securities.
 *4.11    Form of Subordinated Indenture among Apache Finance
          Australia Pty Ltd, Apache and JPMorgan Chase Bank, as
          trustee, governing the subordinated debt securities and
          guarantees.
 *4.12    Form of Subordinated Indenture among Apache Finance Canada
          II Corporation, Apache and JPMorgan Chase Bank, as trustee, governing the subordinated debt securities and guarantees.
  4.13    Each form of deposit agreement will be filed as an exhibit to a current report of Apache and incorporated in this
          registration statement by reference.
  4.14    Each form of preferred securities certificate of designation will be filed as an exhibit to a current report of Apache
          and incorporated in this registration statement by
          reference.
 *4.15    Form of Trust Preferred Securities Guarantee Agreement for
          Apache Trust I and Apache Trust II.
  4.16    Certificate of Trust of Apache Trust I (incorporated by
          reference to Exhibit 4.10 to Apache's Registration Statement on Form S-3, Registration No. 333-32580, filed March 15,
          2000).
  4.17    Certificate of Trust of Apache Trust II (incorporated by
          reference to Exhibit 4.11 to Apache's Registration Statement on Form S-3, Registration No. 333-32580, filed March 15,
          2000).
  4.18    Trust Agreement of Apache Trust I (incorporated by reference to Exhibit 4.12 to Apache's Registration Statement on Form
          S-3, Registration No. 333-32580, filed March 15, 2000).
  4.19    Trust Agreement of Apache Trust II (incorporated by
          reference to Exhibit 4.13 to Apache's Registration Statement on Form S-3, Registration No. 333-32580, filed March 15,
          2000).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 *4.20    Form of Amended and Restated Trust Agreement for Apache
          Trust I and Apache Trust II.
  4.21    Form of Purchase Contract Agreement between Apache
          Corporation and JPMorgan Chase Bank, as purchase contract
          agent, will be filed as an exhibit to a current report of
          Apache and incorporated in this registration statement by
          reference.
  4.22    Form of Pledge Agreement between Apache Corporation,
          JPMorgan Chase Bank, as collateral agent, custodial agent, securities intermediary, and JPMorgan Chase Bank, as
          purchase contract agent, will be filed as an exhibit to a
          current report of Apache and incorporated in this
          registration statement by reference.
  4.23    Form of Remarketing Agreement between Apache Corporation and the remarketing agent named therein will be filed as an
          exhibit to a current report of Apache and incorporated in
          this registration statement by reference.
**5.1     Opinion of Chamberlain, Hrdlicka, White, Williams & Martin
          regarding legality of securities being registered by Apache.
**5.2     Opinion of Allens Arthur Robinson regarding legality under
          Australian law of securities being registered by Apache
          Finance Australia Pty Ltd.
**5.3     Opinion of McInnes Cooper regarding legality under the laws of Nova Scotia of securities being registered by Apache
          Finance Canada II Corporation.
 *5.4     Opinion of Richards, Layton & Finger, P.A. regarding
          legality of securities being registered by Apache Trust I
          and Apache Trust II, respectively.
 12.1     Statements of computation of ratios of earnings to fixed
          charges and ratios of earnings to combined fixed charges and preferred stock dividends (incorporated by reference to
          Exhibit 12.1 to Apache's Quarterly Report on Form 10-Q for
          the quarter ended March 31, 2003, SEC File No. 1-4300).
*23.1     Consent of Ernst & Young LLP, Houston, Texas.
 23.2     Consent of Arthur Andersen LLP, Houston, Texas (omitted
          pursuant to Rule 437a of the Securities Act of 1933, as
          amended).
*23.3     Consent of Chamberlain, Hrdlicka, White, Williams & Martin
          (included in Exhibit 5.1).
*23.4     Consent of Bennett Jones LLP.
 23.5     Consent of Allens Arthur Robinson (included in Exhibit 5.2).
 23.6     Consent of McInnes Cooper (included in Exhibit 5.3).
 23.7     Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.4).
*23.8     Consent of Ryder Scott Company Petroleum Engineers.
 24.1     Power of Attorney (included in Part II as a part of the
          signature pages of the Registration Statement).
 24.2     Power of Attorney for Apache, as sponsor, to sign the
          Registration Statement on behalf Apache Trust I (included in
          Exhibit 4.18).
 24.3     Power of Attorney for Apache, as sponsor, to sign the
          Registration Statement on behalf of Apache Trust II
          (included in Exhibit 4.19).
*25.1     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          trustee under the Senior and Subordinated Indentures between
          Apache and JPMorgan Chase Bank, as guarantee trustee under the guarantee of Apache Corporation with respect to the
          Senior and Subordinated Indentures of each of Apache Finance
          Australia Pty Ltd and Apache Finance Canada II Corporation
          and as guarantee trustee with respect to the guarantee of
          Apache Corporation under the Trust Preferred Securities
          Guarantee Agreement for each of Apache Trust I and Apache
          Trust II.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
*25.2     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          trustee under the Senior and Subordinated Indentures among
          Apache, Apache Finance Australia Pty Ltd and JPMorgan Chase
          Bank, as trustee.
*25.3     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          trustee under the Senior and Subordinated Indentures among
          Apache, Apache Finance Canada II Corporation and JPMorgan
          Chase Bank, as trustee.
*25.4     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          property trustee under the Amended and Restated Trust
          Agreement for Apache Trust I.
*25.5     Form T-1 Statement of Eligibility and Qualification under
          Trust Indenture Act of 1939 of JPMorgan Chase Bank as
          property trustee under the Amended and Restated Trust
          Agreement for Apache Trust II.

---------------

* Filed herewith.

**To be filed by pre-effective amendment.